Public Accounts
2003-04

Volume 1

Main Financial Statements

Public Accounts, 2003-04	1

        This page left blank intentionally.

Public Accounts, 2003-04	3

To Her Honour
The Honourable Lynda Haverstock
Lieutenant Governor of the Province of Saskatchewan

May It Please Your Honour:

The undersigned has the honour to submit herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2004.

Respectfully submitted,

/s/ Harry Van Mulligan
Harry Van Mulligen
Minister of Finance

Regina, Saskatchewan
June 2004

The Honourable Harry Van Mulligen
Minister of Finance

We have the honour of presenting herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2004.

Respectfully submitted,

/s/ Ron Styles Ron Styles Deputy Minister of Finance Regina, Saskatchewan June 2004	/s/ Terry Paton Terry Paton Provincial Comptroller

4	Public Accounts, 2003-04

Introduction to the Public Accounts

The 2003-04 Public Accounts of the Government of Saskatchewan are organized into two reports:

Volume 1 contains the General Revenue Fund Financial Statements and the Summary Financial Statements. These are the main financial statements of the Government of Saskatchewan. It also contains information on the Fiscal Stabilization Fund.

The General Revenue Fund Financial Statements account for the financial transactions of the General Revenue Fund and the Province of Saskatchewan Sinking Funds. All public money is paid into the General Revenue Fund except where the Legislative Assembly has directed otherwise. The General Revenue Fund is available for appropriation for the public services of Saskatchewan.

The Summary Financial Statements consolidate the financial transactions of the General Revenue Fund, Crown corporations, agencies, boards and commissions. These consolidated statements provide a full accounting of the financial affairs and resources of all entities for which the Government is responsible.

The Fiscal Stabilization Fund was established April 1, 2000. Its purpose is to stabilize the fiscal position of the Government from year to year and to facilitate the accomplishment of long term objectives.

Volume 1 also contains detailed information on public issue debentures and debentures issued to the Minister of Finance of Canada.

Volume 2 contains the following:

  details on the revenue and expenditure of the General Revenue Fund; and
  other information including financial information on the assets, liabilities and residual balances of pension plans and trust funds administered by the Government, and a listing of remissions of taxes and fees.

Internet Address

The Public Accounts are available on the Internet at: http://www.gov.sk.ca/finance/paccts

Sources of Additional Information

Financial Statements Compendium

The financial statements of various government boards, agencies, commissions, pension plans, special purpose funds and institutions, as well as Crown corporations which are accountable to the Treasury Board are available on the internet at: http//www.gov.sk.ca/finance/paccts

Annual Reports of Saskatchewan Crown Corporations

This is a compendium of the financial reports of Crown corporations that are accountable to the Crown Investments Corporation.

Budget Address

The Government of Saskatchewan presents a budget each year, usually early in the spring. At this time, a document containing the Budget Address and budget papers is tabled.

Saskatchewan Estimates

The Government’s spending estimates for the year commencing April 1 are presented to the members of the Legislative Assembly following presentation of the Budget Address by the Minister of Finance. The Estimates outline the detailed estimates of revenue, expenditure, loans, advances, and investments to the Legislative Assembly for approval in the form of The Appropriation Act.

Province of Saskatchewan Interim Financial Reports

Updates on the General Revenue Fund’s revenue, expenditure, surplus, and debt also provided in financial reports prepared after the first quarter, at mid-year and after the third quarter.

Public Accounts, 2003-04	5

This page left blank intentionally.

General Revenue Fund
Financial Statements

This page left blank intentionally.

General Revenue Fund	9

Responsibility for General Revenue Fund Financial Statements

The Government is responsible for the General Revenue Fund Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to get reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements following the Government’s stated accounting policies and using the Government’s best estimates and judgement when appropriate.

The Provincial Auditor expresses an independent opinion on these statements. His report, stating the scope of his audit and opinion, appears on the following page.

Treasury Board approves the General Revenue Fund Financial Statements. The Minister of Finance tables the statements in the Legislative Assembly as part of the Public Accounts. The Legislative Assembly refers the Public Accounts to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Harry Van Mulligen
Harry Van Mulligen
Minister of Finance

/s/ Ron Styles
Ron Styles
Deputy Minister of Finance

/s/ Terry Paton
Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2004

        This page left blank intentionally.

General Revenue Fund	11

Auditor’s Report

To the Members of the Legislative Assembly
of Saskatchewan

These financial statements report transactions and events of the General Revenue Fund only. Significant financial activities of the Government occur outside this Fund. Therefore, readers should not use the General Revenue Fund’s financial statements to understand and assess the Government’s management of public financial affairs and resources as a whole.

Volume 1 of the Public Accounts includes a more complete set of financial statements. Those statements are called the Summary Financial Statements of the Government of Saskatchewan. Their purpose is to report the full nature and extent of the financial affairs and resources for which the Government is responsible. Please refer to those summary statements to understand and assess the Government’s management of public financial affairs and resources as a whole.

I have audited the statement of financial assets, liabilities, and accumulated deficit of the General Revenue Fund as at March 31, 2004 and the statements of revenue, expenditure, and accumulated deficit and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

Reservations

1.	The Government records transactions between the General Revenue Fund and the Fiscal Stabilization Fund as revenues or expenditures of the General Revenue Fund. The substance of the transactions between the General Revenue Fund and the Fiscal Stabilization Fund are that amounts owed by the General Revenue Fund to the Fiscal Stabilization Fund must be repaid to the General Revenue Fund by the Fiscal Stabilization Fund. Canadian generally accepted accounting principles for the public sector do not allow the General Revenue Fund to record changes in the amounts due to the Fiscal Stabilization Fund as revenues or expenditures of the General Revenue Fund.

In 2004, the financial statements show a liability of $366 million owed to the Fiscal Stabilization Fund and revenue of $211 million from the Fiscal Stabilization Fund. It is not appropriate to record the $211 million as revenue because it is not revenue earned by the General Revenue Fund but is the reduction in the amount owed to the Fiscal Stabilization Fund by the General Revenue Fund. In my opinion, instead of recording revenue of $211 million, the financial statements should show an asset of $366 million owed to the General Revenue Fund from the Fiscal Stabilization Fund. Had the transaction been properly recorded, financial assets as at March 31, 2004, would increase by $366 million and the accumulated deficit would decrease by $366 million. Also, revenue from the Fiscal Stabilization Fund would decrease by $211 million and the surplus for the year would decrease by $211 million.

In 2003, the financial statements show a liability of $577 million owed to the Fiscal Stabilization Fund and an expenditure of $82 million to the Fiscal Stabilization Fund. It is not appropriate to record the $82 million as an expenditure because the Fiscal Stabilization Fund must return the $82 million to the General Revenue Fund. In my opinion, instead of recording an expenditure of $82 million, the financial statements should record an asset of $577 million owed to the General Revenue Fund from the Fiscal Stabilization Fund. Had the transaction been properly recorded, financial assets as at March 31, 2003, would increase by $577 million and the accumulated deficit would decrease by $577 million. Also, expenditure would decrease by $82 million and the surplus for the year would increase by $82 million.

2.	Loans receivable from Crown corporations include $32 million (2003 — $58 million) that can only be repaid if the Government provides the Crown corporations with the money to repay the loans. Canadian generally accepted accounting principles for the public sector require that such transactions be recorded as expenditures and not as loans receivable. Had the transactions been properly recorded, loans receivable from Crown corporations as at March 31, 2004, would decrease by $32 million (2003 — $58 million) and the accumulated deficit would increase by $32 million (2003 — $58 million). Also, expenditure would increase by $12 million (2003 — $58 million) and the surplus for the year would decrease by $12 million (2003 — $58 million).

12	Public Accounts, 2003-04
3.	The General Revenue Fund is responsible for the liabilities of several pension plans. Note 7 states that the pension liabilities are not recorded in these financial statements. Canadian generally accepted accounting principles for the public sector require that the pension liabilities should be recorded in the financial statements. Had pension liabilities been recorded, liabilities and accumulated deficit as at March 31, 2004, would increase by $4,023 million (2003 — $3,976 million) and expenditure would increase by $47 million (2003 — $24 million) and surplus for the year would decrease by $47 million (2003 — $24 million).

Opinion

In my opinion, except for the effects of recording changes in the amounts due to the Fiscal Stabilization Fund as revenues or expenditures of the General Revenue Fund, the recording of loans receivable instead of expenditures when the Government has to provide the money to repay the loans receivable, and the failure to record pension liabilities as described in the preceding paragraphs, these financial statements present fairly, in all material respects, the financial position of the General Revenue Fund as at March 31, 2004 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles for the public sector.

Regina, Saskatchewan June 9, 2004	/s/ Fred Wendel Fred Wendel, CMA, CA Provincial Auditor

General Revenue Fund	13

General Revenue Fund
Statement of Financial Assets, Liabilities, and Accumulated Deficit

As at March 31, 2004

			(thousands of dollars)
Schedule		2004		2003
Financial Assets
Cash and temporary investments (note 3)		$501,675		$353,002
Prepaid expenditures		2,221		3,257
1 Accounts receivable		575,364		531,274
Agricultural land held for resale (note 4)		108,086		109,960
Deferred charges		50,014		48,447
2 Loans to Crown corporations		3,612,227		3,626,777
3 Other loans		121,478		121,632
Equity investment in Crown Investments
Corporation of Saskatchewan		1,181,152		1,181,152
Total Financial Assets		6,152,217		5,975,501

Liabilities
4 Accounts payable and accrued liabilities		983,792		833,325
5 Deposits held		570,798		779,984
Unearned revenue		57,798		59,579
6,7&8 Debt	$11,643,864		11,448,203
Unamortized foreign exchange loss	(50,030)	11,593,834	(136,689)	11,311,514
Total Liabilities		13,206,222		12,984,402
Accumulated Deficit		$(7,054,005)		$(7,008,901)

(See accompanying notes)

      Tangible capital assets (note 5)
      Pension liabilities, contingencies, and commitments (notes 7, 11, 12)
9    Guaranteed debt

14	Public Accounts, 2003-04

General Revenue Fund
Statement of Revenue, Expenditure, and Accumulated Deficit

For the Year Ended March 31, 2004

		(thousands of dollars)
Schedule	Budget 2004	Actual 2004	Actual 2003
Revenue
10 Taxation	$3,422,100	$3,397,696	$3,368,100
10 Non-renewable resources	816,800	1,140,962	1,243,649
10 Transfers from Government entities	600,200	614,250	692,491
10 Other own-source revenue	334,200	372,538	351,645
10 Transfers from the federal government	1,054,700	1,032,952	800,820
Total Revenue	6,228,000	6,558,398	6,456,705
Operating Expenditure
Executive Branch of Government
Agriculture, Food and Rural Revitalization	251,818	332,388	311,970
Centenary Fund	29,000	27,843	24,451
Community Resources and Employment	605,963	605,027	607,099
Corrections and Public Safety	118,550	117,596	116,369
Culture, Youth and Recreation	43,698	47,668	43,472
Environment	139,743	178,335	180,324
Executive Council	7,409	7,119	7,071
Finance	239,663	235,598	222,470
Government Relations and Aboriginal Affairs	190,346	187,003	176,006
Health	2,526,794	2,515,823	2,342,835
Highways and Transportation	296,192	293,732	294,492
Industry and Resources	77,541	71,514	91,561
Information Technology Office	5,365	3,089	--
Justice	190,947	194,659	184,284
Labour	14,246	13,779	13,771
Learning	1,165,416	1,256,112	1,085,613
Northern Affairs	5,519	4,883	--
Public Service Commission	8,554	8,515	8,554
Saskatchewan Property Management Corporation	17,608	22,108	21,833
Saskatchewan Research Council	7,964	7,964	--
Saskatchewan Water Corporation	--	--	3,016
Legislative Branch of Government
Chief Electoral Officer	811	7,779	1,207
Conflict of Interest Commissioner	122	102	99
Information and Privacy Commissioner	306	290	121
Legislative Assembly	18,465	18,295	17,455
Ombudsman and Children's Advocate	2,771	2,737	2,651
Provincial Auditor	5,755	5,755	5,727
Total Operating Expenditure (note 10)	5,970,566	6,165,713	5,762,451
Operating Surplus	257,434	392,685	694,254
Finance - Servicing the Debt (note 9)	(650,000)	(602,702)	(611,394)
Transfer from (to) the Fiscal Stabilization Fund	392,700	211,000	(82,000)
Surplus for the Year	134	983	860
Accumulated deficit, beginning of year	(7,008,901)	(7,008,901)	(7,009,761)
Adjustment to accumulated deficit (note 17)	--	(46,087)	--
Accumulated Deficit, End of Year (note 8)	$(7,008,767)	$(7,054,005)	$(7,008,901)

(See accompanying notes)

General Revenue Fund	15

General Revenue Fund
Statement of Cash Flow

For the Year Ended March 31, 2004

	(thousands of dollars)
Schedule	2004	2003
Operating Activities
Surplus for the year	$983	$860
Add non-cash items
Amortization of foreign exchange loss	3,660	9,771
11 Loss on loans and investments	79,785	2,262
12` Net change in non-cash operating activities	104,065	114,141
Earnings retained in sinking funds	(46,868)	(50,827)
Adjustment to accumulated deficit	(46,087)	--
Cash Provided by Operating Activities	95,538	76,207
Investing Activities
13 Loan Advances	(499,635)	(429,518)
13 Loan Repayments	306,969	416,911
13 Sinking fund contributions received from Crown corporations	24,608	24,459
13 Contributions made to sinking funds	(83,424)	(81,925)
13 Debt redemption funded from sinking funds	30,234	--
13 Other	1,628	62,551
Cash Used for Investing Activities	(219,620)	(7,522)
Financing Activities
Proceeds from debt	1,124,423	843,782
Repayment of debt	(642,482)	(404,651)
Decrease in deposits held	(209,186)	(285,008)
Cash Provided by Financing Activities	272,755	154,123
Increase in Cash and Temporary Investments	148,673	222,808
Cash and temporary investments, beginning of year	353,002	130,194
Cash and Temporary Investments, End of Year	$501,675	$353,002

(See accompanying notes)

16	Public Accounts, 2003-04

General Revenue Fund
Notes to the Financial Statements

As at March 31, 2004

1.  Significant Accounting Policies

These financial statements are prepared in accordance with the generally accepted accounting principles for senior governments as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants, with the following exceptions:

  transfers to and from the Fiscal Stabilization Fund are included in the determination of surplus for the year; and
  pension liabilities are not recorded in the financial statements. The General Revenue Fund accounts for defined benefit pension obligations on a cash basis.

The significant accounting policies are summarized below.

a)  Reporting entity

The General Revenue Fund is the general fund which receives all revenues unless otherwise specified by law. Spending from the General Revenue Fund is appropriated by the Legislative Assembly.

Other government entities such as special purpose funds, Crown corporations, and other agencies, report separately in other financial statements. Only financial transactions to or from these other entities are included in the General Revenue Fund. The net expenditures/recoveries for revolving funds’ operations are charged to expenditure.

The Government’s summary financial statements which include the financial activities of the General Revenue Fund and other government entities are provided separately.

b)  Basis of accounting

The accrual basis of accounting is used and specifically expressed as follows:

Revenue

Except for corporate and personal income taxes which are recorded when received from the federal government, revenues are recorded on the accrual basis.

Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expenditure

Expenditures are recorded on the accrual basis, except for defined benefit pension plan costs which are recorded on the cash basis, and include the cost of tangible capital assets and inventories acquired during the year.

Government transfers are recognized as expenditures in the period during which the transfer is authorized and any eligibility criteria are met.

Assets

Financial assets are those assets on hand at the end of an accounting period which could provide resources to discharge existing liabilities or finance future operations.

Temporary investments are recorded at the lower of cost or market.

Agricultural land held for resale is valued at the lower of cost or net realizable value, on an aggregate basis.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of long-term debt. They are recorded at cost and amortized on a straight line basis over the remaining life of the debt issue.

Loans to Crown corporations and Other loans generally have fixed repayment terms and are interest bearing. Short-term loans to Crown corporations are recorded at par; all other loans are recorded at cost. Interest received on these loans is netted against interest paid on money borrowed for these loans

Equity investment in Crown Investments Corporation of Saskatchewan is an advance to the corporation to form its equity capitalization and is recorded at cost.

General Revenue Fund	17

General Revenue Fund
Notes to the Financial Statements

Where there has been a loss in value that is other than a temporary decline, loans and equity investments are written down to recognize the loss.

Tangible capital assets and inventories, except for agricultural land held for resale, are recorded as an expenditure in the period acquired.

Liabilities

Liabilities include obligations to outside organizations and individuals as a result of transactions and events occurring prior to year end. They consist of financial obligations to repay borrowings and to pay for goods and services acquired prior to year end, and revenue, where goods or services will be delivered in the future.

Unearned revenue consists mainly of revenue for Crown mineral leases and motor vehicle fees that will be earned in a subsequent fiscal year.

Debt is issued for general government purposes and for Crown corporations. All debt is recorded at par.

Premiums, discounts, and issue costs incurred on debt issued for general government purposes are recorded as deferred charges and amortized on a straight line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. The General Revenue Fund is reimbursed by Crown corporations for all sinking fund contributions made on debt incurred on their behalf. Premiums and discounts on long-term investments within the sinking fund are amortized by the type of security on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Interest, discounts, premiums and commissions on money borrowed for Crown corporations and others are netted against reimbursements by these entities.

Unamortized foreign exchange loss includes unrealized foreign exchange gains and losses resulting from conversion of debt and sinking fund investments, held for general government purposes in a foreign currency, to the Canadian dollar equivalent at March 31. Unrealized foreign exchange gains and losses are amortized on a straight line basis over the remaining life of the debt issue. Realized foreign exchange gains or losses, resulting from transactions for general government purposes, are included in servicing the debt.

Guaranteed debt includes guarantees by the Minister of Finance, made through specific agreements or legislation, to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the best estimate of future payments less recoveries. The loss provision is recorded as a liability and an expenditure in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

2.  Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount.

Measurement uncertainty exists in these financial statements in the accrual of non-renewable resource royalties, and the federal government’s Equalization and the Canada Health and Social Transfer. The uncertainty arises from factors such as price and production sensitivities in the royalty structures, and the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country. Management considers that it is reasonably possible that changes in future conditions in the near term could require a material change in the amounts recognized. Near term is defined as a period of time not to exceed one year from the date of the financial statements.

3.  Cash and Temporary Investments

The market value of cash and temporary investments is $501.8 million (2003 — $353.1 million). Temporary investments are generally for less than 30 days, and have an average effective interest rate of 2.25 per cent.

4.  Agricultural Land Held For Resale

The estimated net realizable value of the agricultural land held for resale at March 31, 2004 is $205.2 million (2003 — $202.3 million).

18	Public Accounts, 2003-04

General Revenue Fund
Notes to the Financial Statements

5.  Tangible Capital Assets

Tangible capital assets are recorded as an expenditure in the year acquired and are not included in the Statement of Financial Assets, Liabilities, and Accumulated Deficit. These assets are a key component in the delivery of government programs and provide on-going value to the public.

Tangible capital assets are valued at cost and are generally amortized on a straight line basis over the estimated useful life of each asset.

During the current year, tangible capital assets costing $199.8 million (2003 — $147.0 million) were acquired.

The following table includes assets held for use and does not include assets acquired by right or heritage assets and certain assets available for public use.

The Saskatchewan Property Management Corporation (SPMC) also acquires tangible capital assets for use in day to day operations. SPMC manages most of the buildings and land used in the provision of services to the public. These assets are reported separately in the financial statements of SPMC.

						(thousands of dollars)
	2004						2003
	Land & Buildings	Machinery & Equipment	Transportation Equipment	Office & Information Technology	Infrastructure	Total	Total (Restated1)
Estimated useful life	15 years - Indefinite	10-20 years	10-40 years	5-10 years	15-40 years
Opening cost	$85,901	$7,089	$11,212	$54,874	$2,558,819	$2,717,895	$2,611,860
Additions[2]	6,830	52,897	1,064	8,479	130,556	199,826	147,030
Disposals	--	--	--	--	(41,319)	(41,319)	(40,995)
Closing cost[3]	92,731	59,986	12,276	63,353	2,648,056	2,876,402	2,717,895
Opening accumulated
amortization	3,239	3,607	3,891	18,449	1,265,044	1,294,230	1,247,438
Annual amortization	2,163	694	634	6,788	82,757	93,036	87,778
Disposals	--	--	--	--	(41,257)	(41,257)	(40,986)
Closing accumulated
amortization	5,402	4,301	4,525	25,237	1,306,544	1,346,009	1,294,230
Net Book Value of
Tangible Capital Assets	$87,329	$55,685	$7,751	$38,116	$1,341,512	$1,530,393	$1,423,665
[1]	During the year, the thresholds for tangible capital assets other then infrastructure were increased and estimated useful lives were revised for certain asset categories. These changes were implemented retroactively. Increases to the April 1, 2003 opening cost of $9.0 million and opening accumulated amortization of $6.1 million reflect these changes and the initial disclosure of certain assets.
[2]	Additions include $54.2 million of tangible capital assets transferred from revolving funds on March 31, 2004.
[3]	Closing cost includes work-in-progress of $8.4 million (2003 — $20.2 million).

6. Risk Management of Public Debt

Funds are borrowed in both domestic and foreign capital markets by issuing Province of Saskatchewan securities. This borrowing activity finances general government operations and the activities of Crown corporations. These transactions result in exposure to four types of risk — interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, a preference for fixed rate Canadian dollar denominated debt is maintained. Where market conditions dictate that other forms of debt are more attractive, opportunities are identified to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that debt servicing costs will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. Opportunities are sought to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2004, 82.0% (2003 — 86.6%) of the gross debt effectively carried a fixed rate of interest.

General Revenue Fund	19

General Revenue Fund
Notes to the Financial Statements

Foreign exchange rate risk is the risk that debt servicing costs will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, opportunities are sought to effectively convert it into Canadian dollar debt through the use of a cross currency swap. At March 31, 2004, 86.3% (2003 — 81.6%) of the gross debt was effectively denominated in Canadian dollars.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2004, 100% (2003 — 100%) of counterparties held a credit rating of A or higher, as defined by Standard and Poor’s.

Liquidity risk is a risk that financial commitments will not be met over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Schedule 8 provides more detailed information regarding the use of derivative instruments.

7. Retirement Benefits

The Government sponsors several defined benefit pension plans and a defined contribution pension plan.

Pension fund assets of government sponsored defined benefit and defined contribution pension plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

Defined benefit pension plans

Defined benefit plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

The two main plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation. Obligations for allowances payable from the former Members of the Legislative Assembly Superannuation Fund (MLA) are part of the General Revenue Fund.

Actuarial valuations are performed at least triennially. These valuations are extrapolated by an actuary when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index. Other plans provide inflation indexing at the discretion of the Lieutenant Governor in Council.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP and MLA. PSSP member contributions are deposited into the General Revenue Fund. All pension obligations arising under the PSSP and MLA are paid from the General Revenue Fund.

20	Public Accounts, 2003-04

General Revenue Fund
Notes to the Financial Statements

Information on the defined benefit plans follows:

	2004						2003
	TSP	PSSP		Others		Total	Total
Plan Status	closed	closed		closed	[1]	closed	n/a
Member contribution rate, percentage of salary	7.85	7-9	[2]	5-9	[2]	n/a	n/a
Number of active members	4,424	1,755		73		6,252	7,268
Average age of active members, years	51.9	53		59		52	51.1
Former members entitled to deferred pension benefits	5,867	136		10		6,013	6,817
Number of superannuates and surviving spouses	10,008	5,782		2,197		17,987	17,489
Member contributions (thousands of dollars)	$18,481	$6,063		$335		$24,879	$27,655
Government contributions (thousands of dollars)	73,188	--		2,550		75,738	69,349
Benefits paid (thousands of dollars)	249,364	98,318		6,954		354,636	335,770
[1]	Judges is open to new membership, all other plans are closed.
[2]	Contribution rate varies based on age upon joining the plan.
n/a — not applicable

The assumptions used to determine the actuarial value of the accrued benefit obligation and pension fund assets for TSP and PSSP are as follows:

	TSP	PSSP
Rate of compensation increase	3.50%	4.00%
Expected long-term rate of return on plan assets	7.00%	n/a
Discount rate	7.00%	6.25%
Inflation rate	3.00%	3.00%

Based on the latest actuarial valuation, extrapolated to March 31, 2004, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

						(thousands of dollars)
	2004						2003
Plan Name	Actuarial Valuation Date	Accrued Benefit Obligation	Pension Fund Assets	Net Obligation	Unamortized Estimation Adjustments[1]	Pension Libailities	Pension Liabilities
TSP[2]	Jun. 30/03	$4,137,353	$1,623,832	$2,513,521	$(23,613)	$2,489,908	$2,500,874
PSSP	Dec. 31/02	1,578,853	--	1,578,853	(129,103)	1,449,750	1,394,593
Others	Various	244,589	157,483	87,106	(3,608)	83,498	80,698
		$5,960,795	$1,781,315	$4,179,480	$(156,324)	$4,023,156	$3,976,165
[1]	Amortized against the net obligation over 4 to 13 years, which is the estimated average remaining service life of active plan members at the time the estimation adjustment arises. The net estimation adjustment loss during the year totalled $353.0 million.
[2]	The TSP accrued benefit obligation includes a liability of $43.0 million (2003 — $77.8 million) relating to the TSP disability provision.

At March 31, 2004, the market value of plan investments was $1.8 billion (2003 — $1.6 billion). Of this amount, 39.6 per cent (2003 — 43.5 per cent), was invested in fixed income securities and 53.7 per cent (2003 — 46.4 per cent) in equity investments.

The TSP’s actual rate of return on plan assets was 21.3 per cent (2003 — (9.0) per cent).

Defined contribution plans

Defined contribution plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary.

The Government sponsors the Public Employees Pension Plan (PEPP), a multi-employer defined contribution plan. Employers are required to provide contributions at specific rates for employee current service. The General Revenue Fund has fully funded its share. The General Revenue Fund also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation.

General Revenue Fund	21

General Revenue Fund
Notes to the Financial Statements

Information on the defined contribution plans to which the General Revenue Fund contributes follows:

	2004				2003
	PEPP		STRP	Total	Total
Plan Status	open		n/a	n/a	n/a
Member contribution rate, percentage of salary	5-6.35	[1]	n/a	n/a	n/a
Employer contribution rate, percentage of salary	6.35		n/a	n/a	n/a
Number of active members, all employers	29,324		n/a	29,324	29,215
General Revenue Fund participation:
Number of active members	14,554		n/a	14,554	14,510
Number of incative members	7,758		n/a	7,758	7,303
Member contributions (thousands of dollars)	$31,137		n/a	$31,137	$29,701
Government contributions (thousands of dollars)	31,873		$30,729	62,602	58,087
[1]	Contribution rate varies based on employee group.

Pension expenditure

Pensions are accounted for on a cash basis. The pension liabilities are not recorded in the financial statements.

	(thousands of dollars)
	2004	2003
Defined benefit plans	$170,343	$157,163
Defined contribution plans	62,602	58,087
	$232,945	$215,250

8.  Reserves

The accumulated deficit of $7,054.0 million consists of an unallocated deficit component of $7,065.9 million and the Environmental Protection Reserve of $11.9 million. The Environmental Protection Reserve was created to provide contingency funding to mitigate unforeseen environmental problems related to uranium milling. The reserve is maintained at its March 31, 1992 balance.

9.  Debt Servicing Costs

	(thousands of dollars)
	2004	2003
Total interest costs	$890,317	$909,226
Interest reimbursed from Crown corporations and others	(296,506)	(314,282)
Net foreign exchange loss	3,660	9,771
Other costs	5,231	6,679
Total Debt Servicing Costs	$602,702	$611,394

10.  Operating Expenditure by Function and by Object

Operating expenditure by function is reported as follows:

	(thousands of dollars)
	2004	2003
Agriculture	$333,179	$312,762
Community development	216,738	189,543
Economic development	102,919	101,007
Education	1,228,316	1,068,950
Environment and natural resources	164,652	169,116
Health	2,515,823	2,342,835
Protection of persons and property	272,464	263,996
Social services and assistance	680,745	681,073
Transportation	326,137	325,854
Other	324,740	307,315
Total Operating Expenditure	$6,165,713	$5,762,451

22	Public Accounts, 2003-04

General Revenue Fund
Notes to the Financial Statements

Operating expenditure by object is reported as follows:

	(thousands of dollars)
	2004	2003
Personal services	$553,397	$525,945
Travel	36,035	36,651
Transfers:
Government entities	2,237,307	2,075,265
Other	2,526,163	2,383,253
Supplier payments	519,160	530,716
Other	293,651	210,621
Total Operating Expenditure	$6,165,713	$5,762,451

11.  Contingencies

Guaranteed debt

Debt of $113.4 million (2003 — $184.1 million) is guaranteed by the Minister of Finance. See Schedule 9 for a list of guaranteed debt.

Lawsuits

Up to $94.4 million may be paid, depending on the outcome of lawsuits in progress.

Indian and Northern Affairs Canada

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and believes they are fully reimbursable. However, the federal government denies responsibility for a portion of these costs.

The Government is unable to determine whether or not the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

Crop Insurance Liability

The Saskatchewan Crop Insurance Corporation administers the federal/provincial Crop Insurance Program. Premiums for the program are paid by the General Revenue Fund, the federal government and producers. A portion of the premiums is required to be paid to reinsurance funds established by the Province and the federal government. In certain circumstances, the reinsurance funds pay benefits to the Corporation.

In any year, where crop insurance indemnities exceed net premiums and any crop insurance fund balance, the shortfall is derived from one or both of the Crop Reinsurance Fund of Saskatchewan and the Crop Reinsurance Fund of Canada for Saskatchewan.

At March 31, 2004 the Crop Reinsurance Fund of Saskatchewan had a deficiency of $134.2 million (2003 — $82.3 million). Crop insurance premiums are actuarially set to cover indemnities over the long term. In the event that the deficiency in the Saskatchewan reinsurance fund cannot be recovered from future premiums, the General Revenue Fund is required to pay the deficiency.

12.  Commitments

Major financial commitments include:

  treaty land entitlement agreement commitments valued at approximately $29.5 million over eight years; rural municipality and school division tax loss compensation of approximately $11.3 million as land achieves reserve status over the course of the agreements;
  research and development projects for agriculture technology and opportunities in the agri-food industry, $14.0 million over five years;
  Weyerhaeuser Canada Ltd. road maintenance and construction agreement, term indefinite, five year estimate $18.4 million;
  capital grant projects, over the next thirty years, $48.3 million;
  contracts for highway improvement, $45.3 million;
  computer service agreements, $25.0 million over five years;
  projects to expand innovation and enhance the competitive ability of the Saskatchewan economy, $39.6 million over five years; and
  Saskatchewan Association of Rehabilitation Centres, for beverage container collection and recycling, $42.4 million over four years.

General Revenue Fund	23

General Revenue Fund
Notes to the Financial Statements

Included are commitments for agriculture $14.0 million, education $41.2 million, environment and natural resources $42.4 million, health $18.8 million, transportation $63.7 million, community development $40.8 million, economic development $39.6 million, social services and assistance $5.0 million and other $8.3 million.

13.  Related Party Transactions

Included in these financial statements are transactions with various Saskatchewan Crown corporations, agencies, boards, and commissions related to the General Revenue Fund by virtue of common control by the Government of Saskatchewan.

Routine operating transactions with related parties are recorded at the rates charged by those organizations and are settled on normal trade terms. These transactions include:

  payments to related parties of approximately $115.2 million (2003 — $113.8 million) to Saskatchewan Property Management Corporation and $15.6 million (2003 — $14.3 million) to Saskatchewan Telecommunications Holding Corporation;
  taxation and non-renewable resource revenue received from related parties during 2003-04 of approximately $69.6 million (2003 — $69.0 million). In addition, Saskatchewan Provincial Sales Tax and Fuel Tax are received from related parties on all taxable purchases.

Other transactions with related parties and amounts due to or from them are described separately in these financial statements.

14.  Trust Funds

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are not owned by the Government and the Government has no equity in the funds. Therefore, trust funds are not included in the reporting entity.

Fund balances held and administered by the General Revenue Fund at March 31, 2004, were as follows:

	(thousands of dollars)
	2004	2003
Pension plans[1]	$6,062,152	$5,414,208
Public Guardian and Trustee of Saskatchewan	136,396	121,788
Other trusts	20,346	41,418
Total Trust Funds	$6,218,894	$5,577,414
[1]	The balance reflects the latest financial statements of the funds closest to March 31, 2004.

15.  Comparative Figures

Certain of the 2003 figures have been reclassified to conform with the current year presentation. With regard to expenditures, the figures are reported on the same basis as the Estimates for the prior year.

16. Debt Reduction Account

This account was established pursuant to The Balanced Budget Act. The Debt Reduction Account is an accounting of the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

	(thousands of dollars)
	Budget	Actual
Debt reduction account, beginning of year	$631,600	$631,600
Adjustment to debt reduction account, beginning of year	--	(46,087)
Reduction in accumulated deficit for the year	134	983
Debt Reduction Account, End of Year	$631,734	$586,496

17.  Adjustment to Accumulated Deficit

During the year, a change was made to the accounting treatment for transfers under the Net Income Stabilization Account (NISA) resulting in a $46.1 million reduction in agriculture expenditure and a corresponding increase in opening accumulated deficit.

24	Public Accounts, 2003-04

General Revenue Fund
Schedules to the Financial Statements

For the Year Ended March 31, 2004

Schedule 1 - Accounts Receivable

	(thousands of dollars)
	2004	2003
Taxation	$179,967	$155,021
Non-renewable resources	107,240	137,106
Transfers from Government entities	182,573	129,452
Other own-source revenue	58,816	57,189
Transfers from the federal government	50,384	58,609
Other	56,352	59,560
	635,332	596,937
Provision for loss	(59,968)	(65,663)
Total Accounts Receivable	$575,364	$531,274

Accounts receivable include $185.3 million due from related parties (2003 — $132.1 million).

Schedule 2 - Loans to Crown Corporations

			(thousands of dollars)
			2004	2003
Short-term Loans

Agricultural Credit Corporation of Saskatchewan			$9,100	$10,100
Education Infrastructure Financing Corporation			--	20,840
Information Services Corporation of Saskatchewan			30,880	34,606
Municipal Financing Corporation of Saskatchewan			--	3,407
Saskatchewan Crop Insurance Corporation			77,000	63,000
Saskatchewan Housing Corporation			--	16,951
Saskatchewan Opportunities Corporation			26,968	15,800
Saskatchewan Water Corporation			13,378	10,451
SaskEnergy Incorporated			47,500	78,300
Total Short-term Loans			204,826	253,455
	Principal Outstanding	Sinking Fund Equity
Long-term Loans
Agricultural Credit Corporation of Saskatchewan	$--	$--	--	13,517
Crown Investments Corporation of Saskatchewan	--	--	--	15,476
Education Infrastructure Financing Corporation	--	--	--	17,384
Information Services Corporation of Saskatchewan	30,000	--	30,000	30,000
Investment Saskatchewan Inc.	20,919	(5,675)	15,244	--
Municipal Financing Corporation of Saskatchewan	14,391	--	14,391	9,391
Saskatchewan Crop Insurance Corporation	100,000	--	100,000	50,000
Saskatchewan Housing Corporation	83,004	(3,055)	79,949	80,718
Saskatchewan Opportunities Corporation	130,000	(4,988)	125,012	126,174
Saskatchewan Power Corporation	2,093,792	(128,395)	1,965,397	1,906,677
Saskatchewan Property Management Corporation	5,500	(1,409)	4,091	4,821
Saskatchewan Telecommunications Holding Corporation	412,521	(36,135)	376,386	416,831
Saskatchewan Water Corporation	44,201	(4,347)	39,854	39,044
SaskEnergy Incorporated	684,187	(27,110)	657,077	663,289
Total Long-term Loans	$3,618,515	$(211,114)	3,407,401	3,373,322
Total Loans to Crown Corporations			$3,612,227	$3,626,777

General Revenue Fund	25

General Revenue Fund
Schedules to the Financial Statements

Schedule 3 - Other Loans

			(thousands of dollars)
	2004		2003
Agriculture, Food and Rural Revitalization
Agricultural Credit Corporation of Saskatchewan		$10,250		$10,250
Short-term Hog Loans	$14,626		$12,168
Provision for Loss	(2,273)	12,353	(1,895)	10,273

Finance
Treasury Advances		1,205		1,337

Industry and Resources
Economic Development Loans	20,083		18,076
Provision for Loss	(6,420)	13,663	(5,205)	12,871

Learning
Saskatchewan Student Aid Fund		83,240		86,240

Other		767		661
Total Other Loans		$121,478		$121,632

26	Public Accounts, 2003-04

General Revenue Fund
Schedules to the Financial Statements

Schedule 4 - Accounts Payable and Accrued Liabilities

	(thousands of dollars)
	2004	2003
Personal services	$39,029	$48,033
Travel	3,539	3,824
Transfers	217,708	300,269
Supplier payments	67,792	81,288
Accrued interest	167,297	161,446
Transfers payable to the federal government	120,557	22,518
Other	367,870	215,947
Total Accounts Payable and Accrued Liabilities	$983,792	$833,325

Total includes $107.0 million payable to related parties (2003 — $145.7 million) and $406.2 million payable to the federal government (2003 — $160.6 million).

Schedule 5 - Deposits Held

	(thousands of dollars)
	2004	2003
Deposits held on behalf of Government entities and others
Agri-Food Innovation Fund	$3,986	$5,203
Cattle Marketing Deductions Fund	4,519	5,140
Extended Health Care Plans	8,477	8,253
Fiscal Stabilization Fund	366,000	577,000
Liquor and Gaming Authority	39,181	17,932
New Crops Insurance Program	8,903	8,651
Public Employees Dental Fund	11,382	12,828
Queen's Bench Court Accounts	10,559	10,486
Saskatchewan Agricultural Stabilization Fund	13,097	13,738
Saskatchewan Crop Insurance Corporation	15,137	5,997
Saskatchewan Student Aid Fund	40,225	61,749
School Division Tax Loss Compensation Fund	6,130	4,326
Teachers' Superannuation Commission	3,973	4,259
Transportation Partnership Fund	4,160	5,104
Other	27,755	34,793
Conditional Receipts	7,314	4,525
Total Deposits Held	$570,798	$779,984

General Revenue Fund	27

General Revenue Fund
Schedules to the Financial Statements

Schedule 6 - Debt

				(thousands of dollars)
	2004				2003
	Promissory Notes	Debentures	Sinking Funds[1]	Debt	Debt
Crown Corporation Purposes
Agricultural Credit Corporation of Saskatchewan	$9,100	$--	$--	$9,100	$23,617
Crown Investments Corporation of Saskatchewan	--	--	--	--	15,476
Education Infrastructure Financing Corporation	--	--	--	--	38,224
Information Services Corporation of Saskatchewan	30,880	30,000	--	60,880	64,606
Investment Saskatchewan Inc.	--	20,919	(5,675)	15,244	--
Municipal Financing Corporation of Saskatchewan	--	14,391	--	14,391	12,798
Saskatchewan Crop Insurance Corporation	77,000	100,000	--	177,000	113,000
Saskatchewan Housing Corporation	--	83,004	(3,055)	79,949	97,669
Saskatchewan Opportunities Corporation	26,968	130,000	(4,988)	151,980	141,974
Saskatchewan Power Corporation	--	2,093,792	(128,395)	1,965,397	1,906,677
Saskatchewan Property Management Corporation	--	5,500	(1,409)	4,091	4,821
Saskatchewan Telecommunications Holding Corporation	--	412,521	(36,135)	376,386	416,831
Saskatchewan Water Corporation	13,378	44,201	(4,347)	53,232	49,495
SaskEnergy Incorporated	47,500	684,187	(27,110)	704,577	741,589
Total Crown Corporation Purposes	204,826	3,618,515	(211,114)	3,612,227	3,626,777
General Government Purposes	30,174	8,737,885	(736,422)	8,031,637	7,821,426
Debt[2]	$235,000	$12,356,400	$(947,536)	$11,643,864	$11,448,203

Debt repayable in foreign currency has been restated in Canadian dollar equivalents.
[1]	See Schedule 7 for information on sinking funds.
[2]	See Schedule 8 for information on debt by maturity.

28	Public Accounts, 2003-04

General Revenue Fund
Schedules to the Financial Statements

Schedule 7 - Sinking Funds

					(thousands of dollars)
	2003	2004
	Sinking Funds	Contributions	Earnings	Redemptions	Currency Adjustment	Sinking Funds
Crown Corporation Purposes
Investment Saskatchewan Inc.[1]	$5,443	$--	$232	$--	$--	$5,675
Saskatchewan Housing Corporation	2,286	585	184	--	--	3,055
Saskatchewan Opportunities Corporation	3,826	850	312	--	--	4,988
Saskatchewan Power Corporation	124,107	14,705	7,966	(10,529)	(7,854)	128,395
Saskatchewan Property Management Corporation	679	674	56	--	--	1,409
Saskatchewan Telecommunications
Holding Corporation	34,211	2,952	2,156	--	(3,184)	36,135
Saskatchewan Water Corporation	3,771	302	274	--	--	4,347
SaskEnergy Incorporated	20,897	4,540	1,673	--	--	27,110
Total Crown Corporation Purposes	195,220	24,608	12,853	(10,529)	(11,038)	211,114
General Government Purposes	690,949	58,816	46,868	(30,234)	(29,977)	736,422
Total Sinking Funds	$886,169	$83,424	$59,721	$(40,763)	$(41,015)	$947,536

1   Sinking fund transferred from Crown Investments Corporation of Saskatchewan, effective October 1, 2003.
The market value of sinking funds at March 31, 2004 is $1,010.8 million (2003 — $934.9 million).
Sinking fund earnings include gains on investment sales of $12.5 million (2003 — $22.3 million).
Annual contributions, when established by Order in Council, are set at not less than one per cent of debentures outstanding. The redemption value is based on the market value of the sinking fund units at the date of redemption.

The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

					(thousands of dollars)
	2005	2006	2007	2008	2009	Total
Contributions - Canadian dollar debt	$71,566	$62,929	$59,929	$57,929	$57,630	$309,983
Contributions - U.S. dollar debt (CDN $)	17,207	17,207	17,207	17,207	14,664	83,492
Total Contributions	88,773	80,136	77,136	75,136	72,294	393,475
Recoverable from Crown corporations	(26,754)	(26,359)	(25,541)	(25,541)	(22,699)	(126,894)
General Government Purposes	$62,019	$53,777	$51,595	$49,595	$49,595	$266,581

Sinking Fund assets are as follows:	(thousands of dollars)
	2004	2003
Long-term Investments
Government of Saskatchewan securities, coupon interest range, 4.9% to 10.3%; range of
term to maturity, 4.0 to 29.4 years	$323,003	$280,970
Government of Canada securities, coupon interest range, 5.1% to 8.0%; range of term to
maturity, 3.5 to 25.2 years	36,643	110,008
Other provincial governments' securities, coupon interest range, 4.8% to 9.5%; range of
term to maturity, 5.7 to 35.3 years	397,949	344,190
Government of the United States securities, coupon interest range, 5.4% to 9.3%; range of
term to maturity, 12.1 to 26.9 years	54,996	44,664
Cash, short term investments and accrued interest	134,945	106,337
Total Sinking Funds	$947,536	$886,169

Short term investments include $16.0 million (2003 — $16.0 million) Province of Saskatchewan securities.
Cash, short term investments and accrued interest are disclosed net of $1.6 million in liabilities (2003 — $1.8 million).
Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $359.8 million Canadian (2003 — $371.0 million) at the exchange rate in effect at March 31, 2004, 1.3105 (2003 — 1.4693).

General Revenue Fund	29

General Revenue Fund
Schedules to the Financial Statements

Schedule 8 - Debt by Maturity

					(thousands of dollars)
	2004				2003
Year of Maturity	Canadian Dollar Debt	U.S. Dollar Debt (CDN $)	Total (CDN $)	Average Coupon Rate	Total (CDN $)	Average Coupon Rate
Short-term promissory notes	$235,000	$--	$235,000	2.07%	$397,500	2.87%
2003-04	--	--	--	--	528,426	8.09%
2004-05	1,313,976	--	1,313,976	8.99%	1,316,200	8.99%
2005-06	1,004,556	--	1,004,556	6.82%	1,007,007	6.82%
2006-07	1,245,223	--	1,245,223	6.22%	1,246,288	6.22%
2007-08	620,425	254,237	874,662	6.36%	906,933	6.38%
2008-09	729,227	--	729,227	5.51%	--
1 - 5 years	5,148,407	254,237	5,402,644		5,402,354
6-10 years	3,088,416	429,397	3,517,813	7.05%	3,181,845	7.26%
11-15 years	589,284	--	589,284	10.23%	1,031,663	9.01%
16-20 years	458,259	1,048,400	1,506,659	8.71%	1,593,510	8.81%
21-25 years	525,000	--	525,000	6.75%	175,000	8.75%
26-30 years	1,000,000	--	1,000,000	6.13%	900,000	6.15%
More than 30 years	50,000	--	50,000	5.70%	50,000	5.70%
	10,859,366	1,732,034	12,591,400		12,334,372
Sinking funds	(587,732)	(359,804)	(947,536)		(886,169)
Debt	$10,271,634	$1,372,230	$11,643,864		$11,448,203

The average effective interest rate on debt during 2003-04 was 7.30% (2003 — 7.57%), and includes the impact of foreign exchange and the amortization of any premiums and discounts associated with the debentures.
The average term to maturity of debt outstanding at March 31, 2004 is 9.0 years (2003 — 8.4 years).
Debt includes Canada Pension Plan debentures of $1,081.6 million (2003 — $1,150.7 million). These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.
Total debt includes debentures of $440.0 million (2003 — $390.0 million) that provide the holder with a choice of dates on which the debt matures.
The year of maturity in the above table reflects the earliest possible date of maturity rather than the maximum term to maturity.
Sensitivity of Debt and Debt Servicing Costs
U.S. dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2004 of 1.3105 (2003 — 1.4693), except for 194.0 million U.S. dollars converted at the cross currency swaption rate of 1.3690.
A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2004 level would change debt charges by $1.2 million in 2004-05 and debt by $14.5 million.
Debt includes floating rate debt of $2,262.2 million (2003 — $1,650.8 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would increase debt servicing costs by $17.7 million in 2004-05.
Derivative Financial Instruments
Cross Currency Swaps
The following foreign denominated items have been hedged to Canadian dollars using cross currency swaps:
— debentures totalling 10.0 billion yen (2003 — 12.5 billion) fully hedged to $130.8 million Canadian (2003 — $161.8 million);
— debentures totalling 781.0 million U.S. dollars (2003 — 750.0 million) fully hedged to $1,089.0 million Canadian (2003 — $1,037.0 million); and
— interest payments on debentures of 50.0 million U.S. dollars (2003 — 0) hedged to Canadian at an exchange rate of of 1.3010.
In total, cross currency swaps on a notional value of $1,415.7 million of debt (2003 — $1,360.7 million) existed at March 31, 2004. The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.
Cross Currency Swaptions
U.S. dollar debt includes 194.0 million U.S. dollars (2003 — 0) that may be converted to $265.6 million Canadian (2003 — $0) at the option of third parties. These options expire on July 15, 2004 and August 1, 2004.
Interest Rate Swaps
Interest rate swaps on a notional value of $843.1 million of debt (2003 — $843.1 million) existed at March 31, 2004.
Foreign Currency Forward Exchange Contracts
Forward purchase commitments to acquire, during 2004-05, $4.7 million U.S. dollars (2003 — $7.9) at a cost of $6.2 million Canadian (2003 — $11.9) were in place at March 31, 2004.

30	Public Accounts, 2003-04

General Revenue Fund
Schedules to the Financial Statements

Schedule 9 - Guaranteed Debt

	(thousands of dollars)
	2004	2003
Crown Corporations
The Power Corporation Act
Scotiabank	$4,713	$7,837
Luscar Ltd	--	21,785
Saskatchewan Power savings bonds
Series I - series VIl (matured)	46	60
The Saskatchewan Development Fund Act
Guaranteed investments	880	1,014
The Saskatchewan Telecommunications Act
Telebonds - series I (matured)	154	157
Total Crown Corporations	5,793	30,853
Other
The Farm Financial Stability Act
Breeder associations loan guarantees	17,901	16,831
Feeder associations loan guarantees	11,219	10,431
Agricultural Income Disaster Assistance Program	24	36
The Government Organization Act
The Saskatchewan Roughriders Football Club	--	80
The Housing and Special-care Homes Act
Senior citizens' housing	57	76
The Student Assistance and Student Aid Fund Act	151	275
The Industry and Commerce Development Act
Saskferco Products Inc.	36,088	66,440
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	42,175	59,045
Total Other	107,615	153,214
Total Guaranteed Debt	$113,408	$184,067

In addition to the amount shown, there is a contingent liability for interest accrued on certain of these items.
Total guaranteed debt is net of a loss provision of $1.5 million (2003 — $1.8 million).

See page 31 for additional information.

General Revenue Fund	31

General Revenue Fund
Schedules to the Financial Statements

Schedule 9 (continued) - Guaranteed Debt

Scotiabank

The government is contingently liable for payments on certain leased mining equipment, which was assumed by the purchaser of a mining operation. The lease expires in 2004.

Luscar Ltd.

The Government guaranteed a $45 million promissory note issued by Luscar Ltd. to finance the purchase of a dragline from Saskatchewan Power Corporation. The amount recorded for 2003 is net of $23.2 million for Luscar Ltd’s equity in a sinking fund administered by the Minister of Finance. Luscar Ltd. repaid its promissory note in May 2003, extinguishing the guarantee.

Breeder and Feeder Associations

The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle association are limited to $6 million for the breeder or feeder option. Guarantees for each bison association are limited to $5 million for the feeder option. Guarantees for each sheep association are limited to $4 million for the breeder or feeder option.

Saskferco Products Inc.

The Government has guaranteed certain medium term notes issued by Saskferco to finance the construction of a nitrogen based fertilizer plant located near Belle Plaine. This guarantee pertains to debt denominated in U.S. dollars. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar. The amount recorded is net of $105.4 million (2003 — $123.1 million) for Saskferco’s equity in a sinking fund.

NewGrade Energy Inc. (NewGrade)

The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. dollar denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

32	Public Accounts, 2003-04

General Revenue Fund
Schedules to the Financial Statements

Schedule 10 - Revenue

		(thousands of dollars)
	Budget 2004	Actual 2004	Actual 2003
Taxation
Corporation capital	$363,300	$371,479	$379,093
Corporation income	340,900	310,573	178,267
Fuel	350,400	356,773	331,512
Individual income	1,275,100	1,245,763	1,429,757
Sales	851,700	854,480	813,932
Tobacco	167,100	176,747	158,472
Other	73,600	81,881	77,067
Total Taxes	3,422,100	3,397,696	3,368,100
Non-renewable Resources
Natural gas	119,100	210,455	152,728
Oil	490,100	774,488	862,318
Potash	165,900	120,179	175,061
Other	41,700	35,840	53,542
Total Non-renewable Resources	816,800	1,140,962	1,243,649
Transfers from Government Entities
Crown Investments Corporation of Saskatchewan	200,000	200,000	300,000
Liquor and Gaming Authority	346,000	360,766	328,680
Other enterprises and funds	54,200	53,484	63,811
Total Transfers from Government Entities	600,200	614,250	692,491
Other Own-source Revenue
Fines, forfeits, and penalties	12,900	10,534	13,589
Interest, premium, discount, and exchange	49,700	61,228	59,852
Motor vehicle fees	122,200	119,412	116,964
Other licences and permits	42,200	46,426	42,350
Sales, services, and service fees	77,500	91,960	72,268
Transfers from other governments	14,700	19,294	12,907
Other	15,000	23,684	33,715
Total Other Own-source Revenue	334,200	372,538	351,645
Total Own-Source Revenue	5,173,300	5,525,446	5,655,885
Transfers from the Federal Government
Canada Health and Social Transfer	687,800	750,558	668,211
Equalization	172,300	41,284	(9,215)
Other	194,600	241,110	141,824
Total Transfers from the Federal Government	1,054,700	1,032,952	800,820
Total Revenue	$6,228,000	$6,558,398	$6,456,705

General Revenue Fund	33

General Revenue Fund
Schedules to the Financial Statements

Schedule 11 - Loss on Loans and Investments

	(thousands of dollars)
	2004	2003
Loans	$79,539	$2,103
Loss on sale of land	246	159
Total Loss on Loans and Investments	$79,785	$2,262

Schedule 12 - Net Change in Non-cash Operating Activities

	(thousands of dollars)
	2004	2003
Decrease (Increase) in prepaid expenditures	$1,036	$(126)
Increase in accounts receivable	(44,090)	(51,871)
Increase in deferred charges	(1,567)	(1,157)
Increase in accounts payable and accrued liabilities	150,467	182,219
Decrease in unearned revenue	(1,781)	(14,924)
Net Change in Non-cash Operating Activities	$104,065	$114,141

34	Public Accounts, 2003-04

General Revenue Fund
Schedules to the Financial Statements

Schedule 13 - Investing Activities

			(thousands of dollars)
	2004		2003
	Receipts	Disbursements	Receipts	Disbursements
Loans
Agricultural Credit Corporation of Saskatchewan	$14,517	$--	$20,434	$4,700
Crown Investments Corporation of Saskatchewan	--	--	154,108	--
Education Infrastructure Financing Corporation	--	39,674	--	38,224
Information Services Corporation of Saskatchewan	3,726	--	--	10,270
Municipal Financing Corporation of Saskatchewan	3,407	5,000	15,184	3,407
Saskatchewan Crop Insurance Corporation	--	64,000	--	113,000
Saskatchewan Housing Corporation	16,951	--	56,955	16,951
Saskatchewan Opportunities Corporation	--	11,168	19,401	--
Saskatchewan Power Corporation	140,935	300,000	--	100,000
Saskatchewan Telecommunications Holding Corporation	22,641	--	--	--
Saskatchewan Water Corporation	714	5,027	669	11,693
SaskEnergy Incorporated	30,799	--	91,300	50,000
Other	73,279	74,766	58,860	81,273
Total Loan Receipts and Disbursements	306,969	499,635	416,911	429,518
Sinking Funds
Contributions	24,608	83,424	24,459	81,925
Debt redemption funded from sinking funds	30,234	--	--	--
Total Sinking Fund Receipts and Disbursements	54,842	83,424	24,459	81,925
Other
Equity Investment in Crown Investments Corporation of
Saskatchewan	--	--	61,300	--
Other	1,635	7	1,258	7
Total Other Receipts and Disbursements	1,635	7	62,558	7
Total Receipts and Disbursements	363,446	$583,066	503,928	$511,450
Net Disbursements	$(219,620)		$(7,522)

Fiscal Stabilization Fund
(unaudited)

This page left blank intentionally.

Fiscal Stabilization Fund	37

Fiscal Stabilization Fund
Schedule of Transfers and Accumulated Balance

For the Year Ended March 31, 2004
(unaudited)

		(thousands of dollars)
	Budget 2004	Actual 2004	Actual 2003
Balance, beginning of year	$577,000	$577,000	$495,000
Transfer (to) from the General Revenue Fund	(392,700)	(211,000)	82,000
Balance, End of Year	$184,300	$366,000	$577,000

The Fiscal Stabilization Fund (Fund) was established April 1, 2000, by The Fiscal Stabilization Fund Act. Its purpose is to stabilize the fiscal position of the Government to facilitate long-term planning.

Stabilization occurs through transfers between the Fund and the General Revenue Fund (GRF), as approved from time to time by Treasury Board.

Transfers to the Fund from the GRF are statutory disbursements.

Amounts transferred to the GRF from the Fund are available for expenditure subsequent to receiving required approval from the Legislative Assembly.

This page left blank intentionally.

Summary Financial Statements

This page left blank intentionally.

Summary Financial Statements	41

Government of Saskatchewan
Responsibility for Summary Financial Statements

The Government is responsible for the Summary Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to get reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements following the Government’s stated accounting policies and using the Government’s best estimates and judgement when appropriate. He uses information from the accounts of the General Revenue Fund, Crown corporations, agencies, and other funds to prepare these statements.

The Provincial Auditor expresses an independent opinion on these statements. His report states the scope of his audit and opinion and appears on the following page.

Treasury Board approves the Summary Financial Statements. The Minister of Finance tables the statements in the Legislative Assembly as part of the Public Accounts. The Legislative Assembly refers the Public Accounts to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Harry Van Mulligen
Harry Van Mulligen
Minister of Finance

/s/ Ron Styles
Ron Styles
Deputy Minister of Finance

/s/ Terry Paton
Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2004

This page left blank intentionally.

Summary Financial Statements	43

Auditor’s Report

To the Members of the Legislative Assembly
of Saskatchewan

I have audited the summary statement of financial assets, liabilities, and accumulated deficit of the Government of Saskatchewan as at March 31, 2004 and the summary statements of revenue, expenditure, and accumulated deficit and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these summary financial statements present fairly, in all material respects, the financial position of the Government of Saskatchewan as at March 31, 2004 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles for governments.

Regina, Saskatchewan June 9, 2004	/s/ Fred Wendel Fred Wendel, CMA, CA Provincial Auditor

This page left blank intentionally.

Summary Financial Statements	45

Government of Saskatchewan
Summary Statement of Financial Assets, Liabilities, and Accumulated Deficit

As at March 31, 2004

			(thousands of dollars)
Schedule		2004		2003
Financial Assets
Cash and temporary investments (note 2)		$842,334		$604,992
Prepaid expenditures		21,585		21,465
1 Accounts receivable		850,000		845,649
Inventories held for resale		2,173		3,273
Land held for resale (note 3)		117,014		119,166
Deferred charges		61,502		62,154
2 Loans and mortgages receivable		147,491		129,642
3 Investment in government business enterprises		2,425,625		2,193,579
4 Other investments		712,475		722,205
Total Financial Assets		5,180,199		4,702,125

Liabilities
5 Accounts payable and accrued liabilities		1,351,921		1,271,462
6 Other liabilities		180,983		154,424
7 Unearned revenue		216,966		215,077
8,9&10 Public debt (note 6)	$8,723,735		$8,505,573
Unamortized foreign exchange loss	(50,030)	8,673,705	(136,689)	8,368,884
Pension liabilities (note 7a)		4,052,656		3,976,165
Total Liabilities		14,476,231		13,986,012
Accumulated Deficit		$(9,296,032)		$(9,283,887)

(See accompanying notes)

Tangible capital assets (note 4)
Contingencies and commitments (notes 12 and 13)
11	Guaranteed debt (note 12)

46	Public Accounts, 2003-04

Government of Saskatchewan
Summary Statement of Revenue, Expenditure, and Accumulated Deficit

For the Year Ended March 31, 2004

	(thousands of dollars)
Schedule	2004	2003
Revenue
12 Taxation	$3,398,834	$3,369,241
12 Non-renewable resources	1,140,962	1,243,649
12 Other own-source revenue	1,057,727	996,337
12 Transfers from the federal government	1,268,975	1,413,854
Total Revenue	6,866,498	7,023,081

Expenditure
Agriculture	673,826	1,328,542
Community development	255,424	236,309
Debt charges (note 9)	927,833	894,389
Economic development	133,159	108,516
Education	1,052,946	988,977
Environment and natural resources	189,312	242,475
Health	2,730,134	2,557,994
Protection of persons and property	309,764	302,556
Social services and assistance	785,798	794,159
Transportation	329,185	328,400
Other	359,978	347,173
Total Expenditure (note 10)	7,747,359	8,129,490
Deficit from government service organizations	(880,861)	(1,106,409)
3 Income from government business enterprises	734,016	452,755
Deficit	(146,845)	(653,654)
Accumulated deficit, beginning of year	(9,283,887)	(8,708,064)
Adjustment to accumulated deficit (note 15)	134,700	77,831
Accumulated Deficit, End of Year (note 8)	$(9,296,032)	$(9,283,887)

(See accompanying notes)

Summary Financial Statements	47

Government of Saskatchewan
Summary Statement of Cash Flow

For the Year Ended March 31, 2004

	(thousands of dollars)
Schedule	2004	2003
Operating Activities
Deficit	$(146,845)	$(653,654)
Add (deduct) non-cash items
3 Income from government business enterprises	(734,016)	(452,755)
Amortization of foreign exchange loss	3,660	9,771
13 Net gain on other investments	(10,574)	(10,725)
2 Addition to (reduction of) provision for loss on loans and mortgages	15,515	(995)
Dividends received from other investments	9,736	1,281
3 Dividends received from government business enterprises	682,757	506,922
14 Net change in non-cash operating activities	79,629	91,458
Adjustment to accumulated deficit (note 15)	(46,087)	--
Cash Used for Operating Activities	(146,225)	(508,697)

Investing Activities
Disposal of land held for resale	2,152	5,065
2 Net increase in loans and mortgages receivable	(33,363)	(13,221)
Acquisition of other investments	(102,087)	(63,933)
Disposition of other investments	112,655	66,710
Cash Used for Investing Activities	(20,643)	(5,379)

Financing Activities
Proceeds from public debt	721,912	703,475
Repayment of public debt	(420,752)	(284,475)
Increase in other liabilities	26,559	3,060
Increase in pension liabilities	76,491	23,682
Cash Provided by Financing Activities	404,210	445,742

Increase (Decrease) in cash and temporary investments	237,342	(68,334)
Cash and temporary investments, beginning of year	604,992	673,326
Cash and Temporary Investments, End of Year	$842,334	$604,992

(See accompanying notes)

48	Public Accounts, 2003-04

Government of Saskatchewan
Notes to the Summary Financial Statements

For the Year Ended March 31, 2004

1. Significant Accounting Policies

These Summary financial statements are prepared in accordance with generally accepted accounting principles for senior governments, as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. The significant accounting policies are summarized below.

a) Reporting entity

The financial statements report the financial activities of organizations controlled by the Government.

Trusts administered by the Government are excluded from the reporting entity.

A listing of government organizations included in the reporting entity is provided in schedule 15. Unless otherwise noted, the financial activities of all subsidiaries of these organizations have also been included.

b) Method of consolidation

The financial statements of all government organizations, except those designated as government business enterprises, are consolidated after adjustment to a basis consistent with the accounting policies described in note 1(c). These organizations are referred to as government service organizations. Significant inter-organization balances and transactions are eliminated.

Government business enterprises are defined as self-sufficient organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity.

Government business enterprises are accounted for by the modified equity method. Using this method, the Government’s investment in government business enterprises, which is initially recorded at cost, is adjusted annually to include the net earnings or losses and certain other net equity changes of the enterprise without adjustment to conform with the accounting policies described in note 1(c). With the exception of dividends declared by March 31, inter-organization balances and transactions are not eliminated.

Financial results of government organizations whose fiscal year-ends are other than March 31 are adjusted for transactions having a significant impact on the financial position or operating results of the government reporting entity.

c) Basis of accounting

The accrual basis of accounting is used and specifically expressed as follows:

Revenue

Revenues are recorded on the accrual basis except for receipts from the federal government for corporate and personal income taxes, which are recorded on the cash basis. Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expenditure

Expenditures are recorded on the accrual basis and include the cost of tangible capital assets and inventories of supplies acquired during the year. Government transfers are recognized as expenditures in the period during which the transfer is authorized and any eligibility criteria are met.

Assets

Financial assets are those assets on hand at the end of an accounting period which could provide resources to discharge existing liabilities or finance future operations.

Temporary investments are recorded at cost which approximates market value.

Inventories held for resale are recorded at the lower of cost and net realizable value. Inventories of supplies are recorded as an expenditure in the period acquired.

Land held for resale is valued at the lower of cost or net realizable value, on an aggregate basis.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of public debt. They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Summary Financial Statements	49

Government of Saskatchewan
Notes to the Summary Financial Statements

Loans and mortgages receivable are initially recorded at cost. Where there has been a loss in value that is other than a temporary decline, the loan or mortgage is written down to recognize the loss. Interest is recognized on the accrual basis except where collection is uncertain. Interest is then recorded on the cash basis.

Other investments consist of: equity investments; portfolio investments; bonds, debentures and other advances; and property holdings. These investments are accounted for by various methods as described below and are written down to their fair value when there is evidence of a permanent decline in value.

Equity investments exist when the Government holds shares of private or public companies and exercises significant influence but has less than a controlling interest or when the Government has shared control, as in government business partnerships. These investments are accounted for by the modified equity method. Using this method, the Government’s investment, which is initially recorded at cost, is adjusted annually for the Government’s share of the investee’s net earnings or losses and is reduced by dividends and partnership distributions received from these investments.

Government business partnerships are equity investments where there is a contractual arrangement between the Government and one or more partners outside the reporting entity and where these partners share, on an equitable basis, the significant risks and benefits associated with operating the partnership. These partnerships are self-sufficient organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. Government business partnerships are recorded using the modified equity method.

Portfolio investments exist when the Government holds shares of private or public companies and does not exercise significant influence. Portfolio investments are recorded at cost, and dividends from these shares are recorded as income when receivable.

Bonds, debentures and other advances and Property holdings are recorded at amortized cost.

Tangible capital assets held by government service organizations are recorded as an expenditure in the period acquired. Capital assets held by government business enterprises, as disclosed in schedule 3, are generally recorded at cost and amortized on a straight-line basis over the estimated productive life of each asset.

Liabilities

Liabilities include obligations to individuals and organizations outside the government reporting entity as a result of transactions and events occurring prior to year-end. They consist of: financial obligations to provide authorized transfers, where any eligibility criteria have been met, to repay borrowings and to pay for goods and services acquired prior to year-end; and obligations to deliver goods or services in the future, where payment has been received.

Unearned revenue is revenue that will be earned in a subsequent fiscal year and includes restricted funding from the federal government and other organizations.

Public debt consists of debt of government service organizations recorded net of amounts issued on behalf of and reimbursable from government business enterprises. Total public debt, as disclosed in schedules 8 and 10, includes public debt and the debt of government business enterprises.

Public debt is recorded at par. Premiums, discounts and issue costs are recorded as deferred charges and are amortized on a straight-line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. Premiums and discounts on long-term investments within these sinking funds are amortized by the type of security on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Unamortized foreign exchange loss includes unrealized foreign exchange gains and losses resulting from the conversion of debentures due and sinking funds held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31. Realized foreign exchange gains and losses are included in the surplus or deficit. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue.

Pension liabilities are calculated using the projected benefit method prorated on services. Pension fund assets are valued at market related values. Changes in the pension liabilities as a result of estimation adjustments due to experience gains and losses and changes in actuarial assumptions are amortized on a straight-line basis over the expected average remaining service life of the related employee group. Gains or losses as a result of plan amendments are recognized in the period of the plan amendment.

Guaranteed debt includes guarantees of the Government made through specific agreements or legislation to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the Government’s best estimate of future payments less recoveries. The loss provision is recorded as a liability and an expenditure in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

50	Public Accounts, 2003-04

Government of Saskatchewan
Notes to the Summary Financial Statements

2. Cash and Temporary Investments

Temporary investments are generally for less than 30 days and have an average effective interest rate of 2.25 per cent.

3. Land Held for Resale

The estimated net realizable value of the Government’s land held for resale at March 31, 2004 is $214.1 million (2003 — $211.5 million).

4. Tangible Capital Assets

The Government has a significant investment in tangible capital assets that have a useful life of greater than one year. These assets are a key component in the delivery of government programs and provide on-going value to the public.

The Government’s tangible capital assets held by government service organizations are recorded as an expenditure in the period acquired and are not included in the Statement of Financial Assets, Liabilities, and Accumulated Deficit. In the current year, government service organizations acquired tangible capital assets in the amount of $303.9 million (2003 restated — $318.1 million).

The following table discloses the tangible capital assets held by government service organizations and does not include assets acquired by right or heritage assets. All recorded assets are disclosed at cost and are generally amortized on a straight-line basis over the estimated useful life of the asset.

							(thousands of dollars)
	2004							2003
	Land & Improve- ments	Infra- structure	Buildings & Improve- ments	Machinery & Equipment	Trans- portation Equipment	Office & Information Technology	Total	Total (Restated2)
Estimated useful life	5 years- Indefinite	3-60 years	3-50 years	2-33 years	2-40 years	2-20 years
Opening cost	$196,501	$3,096,368	$2,382,809	$705,956	$151,678	$290,321	$6,823,633	$6,598,540
Additions	6,721	137,364	81,435	37,028	8,373	32,977	303,898	318,131
Write-downs	--	--	--	(365)	--	(144)	(509)	(10,447)
Disposals	(381)	(42,615)	(12,679)	(8,609)	(7,576)	(3,972)	(75,832)	(82,591)
Closing Cost[1]	202,841	3,191,117	2,451,565	734,010	152,475	319,182	7,051,190	6,823,633
Opening accumulated amortization	11,900	1,392,352	892,991	519,274	76,116	155,606	3,048,239	2,867,228
Annual amortization	1,173	90,430	81,708	32,437	7,472	36,470	249,690	259,553
Write-downs	--	--	--	(365)	--	(144)	(509)	(5,790)
Disposals	(46)	(42,307)	(10,378)	(6,312)	(5,580)	(3,686)	(68,309)	(72,752)
Closing accumulated amortization	13,027	1,440,475	964,321	545,034	78,008	188,246	3,229,111	3,048,239
Net Book Value of Tangible Capital Assets	$189,814	$1,750,642	$1,487,244	$188,976	$74,467	$130,936	$3,822,079	$3,775,394
[1]	Closing cost includes work-in-progress of $45.0 million (2003 — $42.9 million) of which $31.0 million (2003 — $36.8 million) relates to the construction of buildings and improvements.
[2]	During the year, the Government revised certain policies for disclosing tangible capital assets. As well, certain tangible capital assets have been revalued and others disclosed for the first time. The changes have been implemented retroactively, resulting in a $40.6 million increase to the net book value at March 31, 2003.

5. Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount.

Measurement uncertainty exists in these financial statements in the accrual of pension obligations, non-renewable resources royalties, site restoration obligations, accident claims obligations and the federal government’s Equalization and Canada Health and Social Transfer payments. It also exists in the valuation of loans where repayment is contingent upon an organization’s cash flows. The uncertainty arises from factors such as the effect on accrued pension obligations of actual experience compared to actuarial estimations and assumptions; the effect on accrued royalties of price and production sensitivities in the royalty structures; the effect on site restoration obligations of actual experience compared to historical estimations and assumptions; the effect on accrued accident claims obligations of actual experience compared to actuarial estimations and assumptions; the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country; and the effect of commodity prices on cash flows. Management considers that it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized.

Summary Financial Statements	51

Government of Saskatchewan
Notes to the Summary Financial Statements

6. Risk Management of Public Debt

The Government borrows funds in both domestic and foreign capital markets by issuing Government of Saskatchewan securities. As a result of these transactions, the Government is exposed to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, the Government maintains a preference for fixed rate Canadian dollar denominated debt. Where market conditions dictate that other forms of debt are more attractive, the Government seeks opportunities to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that the Government’s debt charges will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. The Government seeks opportunities to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2004, 82.0 per cent (2003 — 86.5 per cent) of the Government’s gross public debt effectively carried a rate of interest that was fixed for greater than a one-year period.

Foreign exchange rate risk is the risk that the Government’s debt charges will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, the Government seeks opportunities to effectively convert it into Canadian dollar debt through the use of cross currency swaps. At March 31, 2004, 90.3 per cent (2003 — 83.3 per cent) of the Government’s gross public debt is effectively denominated in Canadian dollars.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2004, 100 per cent (2003 — 100 per cent) of the Government’s counterparties held a Standard and Poor’s credit rating of A or better.

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Schedule 10 provides more detailed information on the Government’s use of derivative financial instruments.

7. Retirement Benefits

The Government sponsors several defined benefit and defined contribution pension plans. The Government also participates in a joint defined benefit pension plan.

a) Pension Liabilities

Defined benefit pension plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

Actuarial valuations are performed at least triennially. These valuations are extrapolated by an actuary when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

Joint defined benefit plans are governed by a formal agreement between the joint sponsors (i.e., employer and plan members), which establishes that the joint sponsors have shared control over the plan. Funding contributions are shared mutually between the employer and plan members. The sponsors share on an equitable basis, the significant risks of each plan. Accordingly, in a joint defined benefit plan, the Government accounts for only its portion of the plan. Plan assets and surpluses are restricted for member benefits or certain other purposes set out in the agreement. Plan benefits are determined on the same basis as defined benefit plans.

52	Public Accounts, 2003-04

Government of Saskatchewan
Notes to the Summary Financial Statements

Pension fund assets are valued at market related values based on actual market values adjusted by averaging recognition of realized and unrealized gains and losses on plan investments over a four year period.

Defined contribution pension plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary. The Government provides contributions at specified rates for employee current service.

Pension fund assets of government sponsored defined benefit and defined contribution plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

I) Government Service Organizations

i)  Defined benefit plans and joint defined benefit plan

The two main defined benefit plans of government service organizations are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation.

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index. Other plans provide inflation indexing at the discretion of the Lieutenant Governor in Council.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP and the former Members of the Legislative Assembly Superannuation Fund, for which member contributions are received and pension obligations are paid directly by the Government.

The Government also participates in the Saskatchewan Healthcare Employees’ Pension Plan (SHEPP), a joint defined benefit plan for employees of its twelve Regional Health Authorities. The Government contributes to the plan at the ratio of 1.12 to 1 of employee contributions. Any actuarially determined deficiency is the responsibility of participating employers and employees in the ratio of 1.12 to 1.

Information on the defined benefit plans of government service organizations and the joint defined benefit plan follows:

	2004								2003
	TSP	PSSP		Others		SHEPP		Total	Total
Plan status	closed	closed		closed	[1]	open		n/a	n/a
Member contribution rate, percentage of salary	7.85	7-9	[2]	5-9	[2]	4.5-6	[2]	n/a	n/a
Number of active members	4,424	1,755		73		28,737		34,989	36,005
Average age of active members, years	51.9	53		59		44.1		45.5	45.5
Former members entitled to deferred pension benefits	5,867	136		10		1,209		7,222	8,026
Number of superannuates and surviving spouses	10,008	5,782		2,197		7,155		25,142	24,644
Member contributions (thousands of dollars)	$18,481	$6,063		$335		$41,437		$66,316	$61,687
Government contributions (thousands of dollars)[3]	73,188	--		2,550		43,160		118,898	104,849
Benefits paid (thousands of dollars)	249,364	98,318		6,954		64,852		419,488	398,134

[1]	Judges is open to new membership, all other plans are closed.
[2]	Contribution rate varies based on age upon joining the plan.
[3]	The Government's participating employer contributions for SHEPP represents approximately 93% of the total employer contributions to the plan.

The assumptions used to determine the actuarial value of the accrued benefit obligation and pension fund assets for TSP, PSSP and SHEPP are as follows:

	TSP	PSSP	SHEPP
Rate of compensation increase	3.50%	4.00%	6.00%[1]
Expected long-term rate of return on plan assets	7.00%	n/a	6.75%
Discount rate	7.00%	6.25%	6.75%
Inflation rate	3.00%	3.00%	3.25%
[1]	The rate of compensation increase is 6% for 2003 to 2005, and 4.25% per year thereafter.

Summary Financial Statements	53

Government of Saskatchewan
Notes to the Summary Financial Statements

The following table shows information based on the latest actuarial valuation extrapolated to March 31, 2004 for defined benefit plans and December 31, 2003 for the joint defined benefit plan:

						(thousands of dollars)
	2004						2003
Plan Name	Actuarial Valuation Date	Accrued Benefit Obligation	Pension Fund Assets	Net Obligation	Unamortized Estimation Adjustments [1]	Pension Liabilities	Pension Liabilities
TSP[2]	Jun. 30/03	$4,137,353	$1,623,832	$2,513,521	$(23,613)	$2,489,908	$2,500,874
PSSP	Dec. 31/02	1,578,853	--	1,578,853	(129,103)	1,449,750	1,394,593
Others	Various	244,589	157,483	87,106	(3,608)	83,498	80,698
		$5,960,795	$1,781,315	$4,179,480	$(156,324)	4,023,156	3,976,165
SHEPP[3]	Dec. 31/02					29,500	--
						$4,052,656	$3,976,165
[1]	Amortized to income over 4 to 13 years, the estimated average remaining service life of active plan members at the time the estimation adjustment arises. The net estimation adjustment loss during the year is $353.0 million
[2]	The TSP accrued benefit obligation includes a liability of $43.0 million (2003 — $77.8 million) relating to the TSP disability provision. The TSP’s actual rate of return on plan assets was 21.3 per cent (2003 — (9.0) per cent).
[3]	The table only reports the Government’s employer portion of the pension liability. At December 31, 2003, SHEPP has a total accrued benefit obligation of $2.042 billion and pension fund assets of $1.890 billion at market related values and an unamortized estimation adjustment loss of $91.9 million. In 2003, the accrued benefit obligation of $1.8 billion approximated the market related value of the of the pension fund assets

At March 31, 2004, the market value of defined benefit plan investments was $1.8 billion (2003 — $1.6 billion) and the market value of the joint defined benefit plan investments was 2.0 billion (2003 – 1.7 billion). Of these amounts, 38.4 per cent (2003 — 43.5 per cent) was invested in fixed income securities and 57.8 per cent (2003 — 46.4 per cent) in equity investments.

ii) Defined contribution plans

The two main multi-employer defined contribution plans sponsored by the Government are the Public Employees Pension Plan (PEPP) and the Capital Pension Plan (Capital). The Government provides contributions to the plans at specified rates for employee current service. The Government also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation and to the Regina Civic Employees Superannuation and Benefit Plan (RCESP)2. The Government has fully funded its share of contributions to the defined contribution plans.

Information on the defined contribution plans of government service organizations follows:

	2004								2003
	Government Sponsored
	PEPP		Capital		RCESP[2]		STRP	Total	Total
Plan status	open		open		open		n/a	n/a	n/a
Member contribution rate, percentage of salary	5-6.35	[1]	5-5.5	[1]	6.3-7.9	[1]	n/a	n/a	n/a
Government contribution rate, percentage of salary	6.35		5.5-6	[1]	6.3-7.9	[1]	n/a	n/a	n/a
Government Service Organization participation:
Number of active members	20,249		599		1,525		n/a	22,373	22,489
Number of inactive members	10,290		16		115		n/a	10,421	9,677
Member contributions (thousands of dollars)	$41,412		$1,677		$5,337		n/a	$48,426	$45,332
Government contributions (thousands of dollars)	42,311		1,775		5,337		30,729	80,152	73,785
[1]	Contribution rate varies based on employee group.
[2]	Certain employees of a regional health authority participate in the RCESP, a multi-employer defined benefit pension plan established through a City bylaw. All costs, including costs of any actuarially determined deficiency, are equally shared by the employees and employers. At December 31, 2003, audited financial statements for the plan reported a benefit obligation of $638.8 million (2002 — $600 million) and assets at market value of $585.5 million (2002 — $516 million).

54	Public Accounts, 2003-04

Government of Saskatchewan
Notes to the Summary Financial Statements

iii) Pension expenditure

Pension expenditure for government service organizations is allocated to education expenditure, health expenditure and other expenditure. Pension interest expenditure is included in debt charges. The total pension expenditure of government service organizations includes the following:

	(thousands of dollars)
	2004	2003
Defined benefit plans:
Current period benefit cost	$77,188	$88,478
Amortization of estimation adjustments	(93,148)	(116,169)
	(15,960)	(27,691)
Employee contributions	(24,879)	(27,655)
	(40,839)	(55,346)
Cost of financing unfunded pension obligation (pension interest expenditure)	258,173	236,191
Total pension expenditure, defined benefit plans	217,334	180,845
Other plans:
Total pension expenditure, joint defined benefit plan	72,660	35,507
Total pension expenditure, defined contribution plans	80,152	73,785
Total Pension Expenditure	$370,146	$290,137

II) Government Business Enterprises

i) Defined benefit plans

The two main defined benefit plans of government business enterprises are the Power Corporation Superannuation Plan (SaskPower) and the Saskatchewan Telecommunications Pension Plan (SaskTel). Other plans include Saskatchewan Government Insurance Superannuation Plan, Liquor Board Superannuation Plan, and the Workers’ Compensation Board Superannuation Plan.

The Government contributes the amount necessary to fund the payment of pension benefits.

Information on the defined benefit plans of government business enterprises follows:

	2004							2003
	SaskPower		SaskTel		Others		Total	Total
Plan status	closed		closed		closed		n/a	n/a
Member contribution rate, percentage of salary	6-9	[1]	7-9	[2]	6.5-9	[2]	n/a	n/a
Number of active members	592		753		146		1,491	1,534
Number of former members, superannuates and surviving spouses	1,743		1,602		469		3,814	3,828
Member contributions (thousands of dollars)	$1,781		$2,565		$412		$4,758	$5,004
Government contributions (thousands of dollars)	498		7,038		2,079		9,615	2,868
Benefits paid (thousands of dollars)	39,451		43,165		7,393		90,009	89,756
¹	Contribution rate varies based on age upon joining the plan and employee group.
²	Contribution rate varies based on age upon joining the plan.

The assumptions used to determine the amounts under the defined benefit plans are as follows:

Rate of compensation increase	2.20%-4.50%
Expected long-term rate of return on plan assets	6.25%-7.25%
Discount rate	6.10%-6.25%
Inflation rate	2.20%-3.00%

Summary Financial Statements	55

Government of Saskatchewan
Notes to the Summary Financial Statements

Based on the latest actuarial valuations extrapolated to December 31, 2003 the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

						(thousands of dollars)
		2004					2003
Plan Name	Actuarial Valuation Date	Accrued Benefit Obligation	Fair Value of Assets	Plan Deficit	Unamoritized Amounts*	Pension (Surplus) Liabilities	Pension (Surplus) Liabilities
SaskPower	Sept. 30/03	$701,410	$648,319	$53,091	$70,954	$(17,863)	$(21,362)
SaskTel	Dec. 31/01	835,024	734,719	100,305	151,853	(51,548)	(43,835)
Others	Various	120,663	95,211	25,452	1,610	23,842	23,629
Total		$1,657,097	$1,478,249	$178,848	$224,417	$(45,569)	$(41,568)

* Includes unamortized transitional assets, unamortized (gains) losses and unamortized past service costs.

At December 31, 2003, 32.9 per cent (2002 — 48.0 per cent) of pension plan assets were invested in fixed income securities and 52.5 per cent (2002 — 43.5 per cent) in equity investments.

ii) Defined contribution plans

Information on the defined contribution plans of government business enterprises follows:

	2004				2003
	PEPP		Capital	Total	Total
Plan status	open		open	n/a	n/a
Member contribution rate, percentage of salary	5-6.35	[1]	5-5.5	n/a	n/a
Number of active members	8,152		2,152	10,304	10,122
Number of inactive members	2,961		65	3,026	2,902
Member contributions (thousands of dollars)	$19,021		$4,775	$23,796	$22,064
Government contributions (thousands of dollars)	24,012		4,673	28,685	26,393

1  Contribution rate varies based on employee group.

iii) Pension expense

Pension expense and pension interest expense for government business enterprises are included in income from government business enterprises. The pension expense (income) for the year for the defined benefit plans is $6.5 million (2003 — $(9.8) million) and $28.7 million (2003 — $26.4 million) for the defined contribution plans.

b) Other Future Benefit Plans

Other future benefit plans of government business enterprises include defined benefit severance plans for management employees, union employees and the supplementary superannuation plan. The present value of accrued benefits is $42.2 million (2003 — $38.9 million) and the accrued benefit liability is $23.0 million (2003 — $21.4 million).

8. Reserves

The accumulated deficit of $9,296.0 million consists of an unallocated deficit component of $9,307.9 million and the Environmental Protection Reserve of $11.9 million. The Environmental Protection Reserve was created to provide contingency funding to mitigate unforeseen environmental problems related to uranium milling. The reserve is maintained at its March 31, 1992 balance.

9. Debt Charges

	(thousands of dollars)
	2004	2003
Total interest costs	$1,185,969	$1,147,426
Interest reimbursed from government business enterprises	(267,027)	(269,487)
Net foreign exchange loss	3,660	9,771
Other costs	5,231	6,679
Total Debt Charges	$927,833	$894,389

56	Public Accounts, 2003-04

Government of Saskatchewan
Notes to the Summary Financial Statements

10.  Expenditure by Object

	(thousands of dollars)
	2004	2003
Transfers	$2,796,023	$2,630,166
Salaries and benefits	2,282,391	2,131,202
Operating costs	1,001,119	1,012,013
Debt charges	927,833	894,389
Tangible capital asset acquisitions	303,898	318,131
Other	436,095	1,143,589
Total Expenditure	$7,747,359	$8,129,490

11.  Comparison of Planned to Actual Results

		(thousands of dollars)
	2004		2003
	Planned	Actual	Actual
Surplus of the General Revenue Fund	$134	$983	$860
Surplus (Deficit) of other government service organizations		12,496	(105,871)
Adjustment to conform to the basis of accounting described in note 1(c)		(3,888)	(171,853)
Dividends received from government organizations		(890,452)	(829,545)
Deficit from government service organizations		(880,861)	(1,106,409)
Income from government business enterprises		734,016	452,755
Deficit		$(146,845)	$(653,654)

The planned and actual figures are before elimination of inter-organization transactions.

12. Contingencies

Guaranteed debt

Debt of $273.0 million (2003 — $319.9 million) is guaranteed by the Government. Schedule 11 provides a listing of guaranteed debt.

Lawsuits

Up to $104.9 million may be paid depending on the outcome of lawsuits in progress.

Indian and Northern Affairs Canada

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and that these costs are fully reimbursable. However, the federal government denies responsibility for a portion of these costs.

The Government is unable to determine whether the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

13. Commitments

Significant financial commitments include:

  forward purchase commitments of $1,744.8 million for coal contracted for future minimum deliveries valued at current prices, and approximately $4,800 million for power over the next 24 years;
  treaty land entitlement agreement commitments valued at approximately $29.5 million;
  other commitments of $507.3 million which include commitments of $18.9 million for agriculture, $20.1 million for community development, $68.8 million for economic development, $41.2 million for education, $42.4 million for environment, $38.1 million for health, $109.9 million for social services and assistance, and $63.7 million for transportation; and

Summary Financial Statements	57

Government of Saskatchewan
Notes to the Summary Financial Statements

  operating and capital lease obligations as follows:
	(thousands of dollars)
	Operating	Capital
Future minimum lease payments
2004-05	$87,606	$22,266
2005-06	81,907	20,270
2006-07	72,937	17,114
2007-08	51,579	13,807
2008-09	43,353	13,424
Thereafter	17,895	59,079
	355,277	145,960
Interest and executory costs	--	(69,673)
Total Lease Obligations	$355,277	$76,287

Total operating lease obligations include $173.0 million for government service organizations and $182.3 million for government business enterprises.

Total capital lease obligations include $59.7 million for government service organizations (schedule 6) and $16.6 million for government business enterprises.

14.  Trust Funds

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are administered but not owned by the Government. Therefore, trust funds are not included in the reporting entity.

Fund balances held and administered by the Government at March 31, 2004, are as follows:

	(thousands of dollars)
	2004	2003
Pension plans[1]	$8,277,428	$7,470,428
Public Guardian and Trustee of Saskatchewan	136,396	121,788
Other	8,998	36,371
Total Trust Funds	$8,422,822	$7,628,587

1  The balance reflects the latest financial statements of the funds closest to March 31, 2004.

15.  Adjustment to Accumulated Deficit

During 2003-04, the government changed its accounting treatment for transfers under the Net Income Stabilization Account (NISA) resulting in a $46.1 million reduction in agriculture expenditure and a corresponding increase in the opening accumulated deficit.

During 2003-04, a government business enterprise adopted new standards of accounting for asset retirement obligations recommended by the Canadian Institute of Chartered Accountants. As a result, the Government recorded an increase in investment in government enterprises of $180.8 million and a corresponding decrease in the accumulated deficit. The comparative figures have not been restated. The effect of this change in accounting policy in the current year is an increase in income from government business enterprises of $10.0 million.

During 2002-03, a government business partnership adopted the asset and liability method of accounting for income taxes as recommended by the CICA. As a result, in 2002-03, the Government recorded an increase in other investments of $77.8 million and a corresponding decrease in the accumulated deficit.

16.  Comparative Figures

Certain of the 2003 comparative figures have been reclassified to conform with the current year’s presentation.

58	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

For the Year Ended March 31, 2004

Schedule 1 — Accounts Receivable

	(thousands of dollars)
	2004	2003
Taxation	$180,391	$155,407
Non-renewable resources	107,265	137,522
Other own-source revenue	549,503	480,160
Transfers from the federal government	93,636	154,333
	930,795	927,422
Provision for loss	(80,795)	(81,773)
Total Accounts Receivable	$850,000	$845,649

Schedule 2 — Loans and Mortgages Receivable

	(thousands of dollars)
	2004	2003 (Restated)
Student loans	$99,444	$59,602
Agricultural loans	68,636	74,169
Other loans	57,667	58,292
Mortgages	3,870	4,190
	229,617	196,253
Provision for loss	(82,126)	(66,611)
Total Loans and Mortgages Receivable	$147,491	$129,642

See page 59 for additional information.

Summary Financial Statements	59

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 2 (continued) — Loans and Mortgages Receivable

Student Loans

The program operates under the authority of The Student Assistance and Student Aid Fund Act, 1985. Loans are interest-free until the discontinuance of full-time studies or graduation. Interest rates are prescribed by the Minister of Learning. Special incentive loan remission grants, student bursaries, scholarships, study grants and other varieties of loan forgiveness are available to students who meet specific criteria.

A Risk Sharing Student Loans Agreement between the Government and a bank was signed in March 1996. This Agreement covers loans approved between August 1, 1996 and July 31, 2001. The Government retained responsibility for loan approval. Loans approved are lender-financed, disbursed, managed and collected by the bank. The Government pays a risk premium of 5.0 per cent to the bank when loans become repayable.

In June 2001, the Government entered into an agreement with the federal government to integrate the federal and provincial student loans programs. This agreement is effective for loans approved on or after August 1, 2001 and establishes the Government as financier of the program. The Government approves applications for both provincial and federal loans. Disbursement, administration and collection of loans is contracted to external agencies.

A loss provision of $42.3 million (2003 — $19.5 million) has been recorded on these loans.

Agricultural Loans

Capital loan program

The Government holds $42.7 million (2003 — $51.5 million) in loans under the Capital loan program. These loans are repayable over terms not exceeding twenty-five years and bear interest at rates between 5.0 per cent and 13.5 per cent (2003 — 5.0 and 13.5 per cent). Security on individual loans varies and may include mortgages on real property, security agreements and guarantees. The program operates under The Agricultural Credit Corporation of Saskatchewan Act. A loss provision of $11.8 million (2003 — $17.1 million) has been recorded on these loans.

Other agricultural loans

The Government holds $25.9 million (2003 restated — $22.7 million) in loans under various other agricultural loan programs. The interest on these loans ranges from 5.0 to 10.5 per cent (2003 — 5.0 to 10.5 per cent). Generally, the loans are secured by promissory notes and, where applicable, by guarantees or general security arrangements. A loss provision of $9.7 million (2003 restated — $8.1 million) has been recorded on these loans.

Other Loans

The Government’s loan portfolio also consists of numerous other loans at various interest rates. Maturities on these loans extend to 2022. A loss provision of $17.5 million (2003 — $21.7 million) has been recorded on these loans.

Mortgages

Mortgages are repayable, at various interest rates, over terms not exceeding thirty-five years. Security on the mortgages may include promissory notes or charges against residential property. A loss provision of $0.9 million (2003 — $0.9 million) has been recorded on these mortgages.

60	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 3 — Investment in Government Business Enterprises

	SaskEnergy Incorporated Dec. 31, 2003		Saskatchewan Power Corporation Dec. 31, 2003	Saskatchewan Telecom- munications Holding Corporation Dec. 31, 2003	Liquor and Gaming Authority Mar. 31, 2004	Saskatchewan Gaming Corporation Mar. 31, 2004
Assets
Cash and temporary investments
Due from government organizations	$				36,652
Other		(1,295)	3,693	90,579	5,390	23,274
Accounts receivable
Due from government organizations			2,037
Other		144,524	154,810	92,833	25,656	214
Inventories		6,458	116,106	4,072	17,597	209
Prepaid expenses			7,002	10,381	3,364	641
Long-term investments
in the Government
Other		23,768	25,444	12,274
Capital assets		940,267	3,260,586	914,679	93,487	57,685
Other assets
Due from government organizations			5,000
Other		118,889	36,327	110,951	3,865
Total Assets		1,232,611	3,611,005	1,235,769	186,011	82,023
Liabilities
Accounts payable and accrued liabilities
Due to government organizations		13,541	51,780	9,711
Other		127,443	166,720	105,925	14,581	6,250
Dividends payable to government organizations		10,560	94,678	23,198	143,938	36,480
Debt
Owing to government organizations		768,066	1,704,438	391,191
Other		4,816	97,048	8,669		31,118
Unearned revenue
Received from government organizations
Other				31,904
Unpaid insurance claims
Other liabilities			112,757	9,033	27,427	8,175
Total Liabilities		924,426	2,227,421	579,631	185,946	82,023
Net Assets (Liabilities)		$308,185	1,383,584	656,138	65	--
Revenue
From government organizations		$19,249	17,705	49,196
Other		672,932	1,231,275	847,498	737,134	97,718
Total Revenue		692,181	1,248,980	896,694	737,134	97,718
Expenses
Paid and owing to government organizations		71,789	253,855	30,841
Other		579,367	807,897	765,001	376,375	61,238
Total Expenses[3]		651,156	1,061,752	795,842	376,375	61,238

Income (loss) before non-recurring items		41,025	187,228	100,852	360,759	36,480
Non-recurring items				(15,797)
Net Income (Loss)		41,025	187,228	85,055	360,759	36,480
Retained earnings (deficit) - beginning of year		223,373	524,081	397,642	304	--
Effect of prior period adjustment			180,787		(232)
Dividends to government organizations		(26,660)	(168,505)	(76,564)	(360,766)	(36,480)
Retained earnings (deficit) - end of year		237,738	723,591	406,133	65	--
Equity advances from government organizations		71,531	659,993	250,000
Investment in Government Business Enterprises		309,269	1,383,584	656,133	65	--
Other equity[4]		(1,084)		5

Net Assets (Deficiency)		$308,185	1,383,584	656,138	65	--

See page 62 for additional information.

¹	Adjustments include:
—	reclassifying dividends paid by March 31, 2004;
—	reclassifying cross currency swaps of Saskatchewan Power Corporation; and
—	reversing the loss recognized by Municipal Financing Corporation for a premium paid to a government service organization on an exchange of debt.

Summary Financial Statements	61
						(thousands of dollars)
Municipal Financing Corporation of Saskatchewan Dec. 31, 2003	Saskatchewan Government Insurance Dec. 31, 2003	Saskatchewan Auto Fund Dec. 31, 2003	Workers' Compensation Board (Saskatchewan)[2] Dec. 31, 2003	Saskatchewan Government Growth Fund Management Corporation Dec. 31, 2003	Adjustments[1]	Total 2004	Total 2003

						$36,652	$23,047
2,621	42,351	82,912	25,711	729	(134,101)	141,864	260,699

		4,653	8,959			15,649	118,056
618	67,366	102,661	27,161	2,315		618,158	493,432
						144,442	137,316
	64,932	20,687				107,007	109,011

	6,624	13,659	7,562			27,845	44,186
21,634	289,438	726,012	800,067	435		1,899,072	2,715,016
	9,967	39,924	20,051	2		5,336,648	4,321,182

						5,000	4,500
46	1,661				7,594	279,333	299,198
24,919	482,339	990,508	889,511	3,481	(126,507)	8,611,670	8,525,643

	13,534	24,683	7,624			120,873	123,851
305	17,489	13,340	22,524	213		474,790	463,986
	5,665				(134,101)	180,418	127,257

14,391					21,841	2,899,927	2,996,769
						141,651	136,283

	138,808	226,623				397,335	376,846
	211,128	711,510	801,777			1,724,415	1,650,138
	3,211		108,953		(21,841)	247,715	457,636
14,696	389,835	976,156	940,878	213	(134,101)	6,187,124	6,332,766
10,223	92,504	14,352	(51,367)	3,268	7,594	$2,424,546	$2,192,877

		7,527	17,314			$110,991	$89,542
1,556	260,580	533,744	208,253	3,618		4,594,308	4,279,888
1,556	260,580	541,271	225,567	3,618	--	4,705,299	4,369,430

1,496	10,254	38,934	7,624		684	415,477	428,207
25	229,124	490,809	225,815	3,249	1,109	3,540,009	3,448,074
1,521	239,378	529,743	233,439	3,249	1,793	3,955,486	3,876,281
35	21,202	11,528	(7,872)	369	(1,793)	749,813	493,149
						(15,797)	(40,394)
35	21,202	11,528	(7,872)	369	(1,793)	734,016	452,755
10,188	30,084	2,824	(43,495)	2,898	9,148	1,157,047	1,211,214
					232	180,787	--
	(13,782)					(682,757)	(506,922)
10,223	37,504	14,352	(51,367)	3,267	7,587	1,389,093	1,157,047
	55,000			1	7	1,036,532	1,036,532
10,223	92,504	14,352	(51,367)	3,268	7,594	2,425,625	2,193,579
						(1,079)	(702)
10,223	92,504	14,352	(51,367)	3,268	7,594	$2,424,546	$2,192,877
²	Net assets are restricted as disclosed on page 62.
³	Total expenses include debt charges, net of sinking fund earnings, of $228.3 million (2003 — $239.3 million). Interest in the amount of $221.6 million
(2003 — $246.8 million) was paid to government organizations.
[4]	Other equity consists of unrealized gains (losses) on translation of self-sustaining foreign operations.

62	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 3 (continued) — Investment in Government Business Enterprises

SaskEnergy Incorporated (SaskEnergy)

SaskEnergy promotes, transports, stores and distributes natural gas in Saskatchewan.

Saskatchewan Power Corporation (SaskPower)

SaskPower generates, purchases, transmits, distributes and sells electricity and related products and services.

Saskatchewan Telecommunications Holding Corporation (SaskTel)

SaskTel markets and supplies a range of voice, data, internet, wireless, text, image and entertainment products, systems and services. Through interconnection agreements, SaskTel is part of the national and global communications network.

Liquor and Gaming Authority (SLGA)

SLGA’s main functions are to control the manufacture and distribution of beverage alcohol throughout the Province, to oversee the licencing of all establishments selling alcohol in the Province and to maintain the integrity of all licenced gaming while ensuring maximum benefit to Saskatchewan charities.

Saskatchewan Gaming Corporation (SGC)

SGC manages and operates Casino Regina and Casino Moose Jaw.

Municipal Financing Corporation of Saskatchewan (MFC)

MFC’s objective is to assist municipalities in financing their capital requirements.

Saskatchewan Government Insurance (SGI) & Saskatchewan Auto Fund (Auto Fund)

SGI’s competitive general insurance business, SGI CANADA, offers a comprehensive line of home, tenant, farm, automobile extension and commercial coverages.

The Auto Fund, the provincial compulsory vehicle insurance program, is administered by SGI on behalf of the Government. Any net assets of the Auto Fund are held on behalf of Saskatchewan’s motoring public and are not used for the payment of dividends to the General Revenue Fund.

Workers’ Compensation Board (Saskatchewan) (WCB)

WCB provides workers’ compensation insurance to Saskatchewan workers and employers. Any net assets of the WCB cannot be used for the payment of dividends to the General Revenue Fund.

Saskatchewan Government Growth Fund Management Corporation (SGGF)

SGGF participates in the federal government’s Immigrant Investor Program to acquire lower cost capital for commercial investment in Saskatchewan. Investment funds are raised through eight subsidiary fund companies and are managed by Crown Capital Partners Inc., a fund manager.

In March 1999, the Immigrant Investor Program ended. However, with a significant number of subscribers yet to complete their subscription requirements, the funds will require management by SGGF for at least the next six years.

Summary Financial Statements	63

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 — Other Investments

	(thousands of dollars)
	2004	2003 (Restated)
Equity Investments
Government Business Partnerships	$93,625	$81,438
Saskferco Products Inc.	120,188	116,055
Meadow Lake OSB Limited Partnership	30,614	27,478
Other	32,129	40,963
	276,556	265,934

Portfolio Investments
HARO Financial Corporation	68,000	68,000
Other	36,351	35,457
	104,351	103,457

Bonds, Debentures and Other Advances
HARO Financial Corporation	115,649	139,029
Meadow Lake Pulp Limited Partnership	158,360	158,361
Other	51,437	49,915
	325,446	347,305

Property Holdings	6,122	5,509
Total Other Investments	$712,475	$722,205

See pages 64-66 for additional information.

64	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 (continued) — Other Investments

Government Business Partnerships

The Government has invested in government business partnerships to promote economic growth and provide an economic return. At March 31, 2004, the Government’s investment in government business partnerships includes:

  a 50 per cent interest in NewGrade Energy Inc., which operates a heavy oil upgrading plant in Regina;
  a 35 per cent interest in Centennial Foods Partnership, a value-added food manufacturing and distribution business in Saskatoon;
  a 33.3 per cent interest in Foragen Technologies Limited Partnership, a venture capital fund which provides seed capital to technology corporations;
  a 50 per cent interest in each of Hypor B.V. and Hypor LP, which carry on the business of research, development, production, marketing and sale of pigs, and swine genetic material; and
  a 50 per cent interest in Meadow Lake Pulp Limited Partnership, which operates a pulp mill near Meadow Lake.
	(thousands of dollars)
Condensed Financial Information for Government Business Partnerships	2004	2003
Assets
Capital assets	$249,351	$256,826
Other	410,345	406,371
Total Assets	659,696	663,197
Liabilities
Debt
Owing to government organizations	664,667	599,357
Other	177,698	212,585
Other	137,919	160,669
Total Liabilities	980,284	972,611
Net Liabilities	$(320,588)	$(309,414)
Operating Results
Revenue	$1,314,043	$1,317,848
Expenses	1,339,753	1,351,710
Net Operating Results	(25,710)	(33,862)
Net Operating Deficiency - beginning of year	(489,001)	(528,318)
Effect of prior period adjustment	5,645	73,178
Net Operating Deficiency - end of year	(509,066)	(489,002)
Equity advances/share capital (net of partnership distributions)	188,478	179,588
Net Deficiency	$(320,588)	$(309,414)

Investment in Government Business Partnerships
Government's share of Net Operating Deficiency - end of year	$(253,027)	$(243,063)
Government's investment[1]	100,832	93,324
Adjustments[2]	245,820	231,177
Total Investment in Government Business Partnerships[3]	$93,625	$81,438
¹	Government’s investment includes the Government’s initial investment net of partnership distributions as well as subsequent cash injections provided under various terms and conditions.
²	Adjustments include:
- elimination of expenditures included in the Government’s share of accumulated operating deficiency above and also consolidated as part of the operations of government service organizations;
- additional operating expenditures incurred by the Government's subsidiaries through which the Government has made these investments; and
- certain valuation and amortization adjustments.
³	Total investment in government business partnerships consists of:
	(thousands of dollars)
	2004	2003
NewGrade Energy Inc	$109,057	$109,553
Centennial Foods Partnership	18,238	17,984
Foragen Technologies Limited Partnership	6,556	4,144
Hypor B.V	4,739	--
Hypor LP	4,165	--
Meadow Lake Pulp Limited Partnership	(49,130)	(50,243)
	$93,625	$81,438

Summary Financial Statements	65

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 (continued) — Other Investments

Saskferco Products Inc. (Saskferco)

The Government holds a 49 per cent voting interest in Saskferco, a nitrogen fertilizer plant in Belle Plaine.

Meadow Lake OSB Limited Partnership (ML OSB)

The Government is a limited partner in ML OSB, an oriented strand board facility near Meadow Lake. The Government holds 27.5 million partnership units (2003 — 23.8 million) representing a 25 per cent (2003 — 25 per cent) interest in ML OSB. The Government has issued options to purchase its units of ML OSB, which, if exercised, would reduce the Government’s interest to 6.8 per cent.

HARO Financial Corporation (HARO)

In 1992, the Government entered into a Term Loan agreement with HARO. The loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. In 2002, the Government agreed to renew this loan for a third five-year term. Annual interest rates on the loan are fixed at the start of each renewal term. For the third five-year term, the interest rate on the loan is 5.5 per cent compounded annually.

Security for the loan is 100 per cent of HARO’s assets, which consist primarily of HARO’s 65.2 per cent interest in Crown Life Insurance Company (Crown Life) shares.

Payment of principal and interest is subject to available cash flow as defined in the loan agreement. Due to collection uncertainty, the Government will record interest income when payments are received. The total interest deferred and owing to the Government at March 31, 2004 is $197.5 million (2003 — $185.7 million).

All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Government has a unilateral right, prior to December 15, 2017, to convert no less than 25 per cent of the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval.

The Government owns 68 million HARO Class B non-voting common shares, which entitle the Government to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Government has a unilateral right to exchange at any time the Class B shares for voting shares or HARO’s assets.

Meadow Lake Pulp Limited Partnership (MLPLP)

In addition to its equity interest in MLPLP, the Government has also provided the following loans:

  Participating Debenture of $99.0 million (2003 — $99.0 million) bearing interest at 11.15 per cent calculated on October 31 of each year;

  Term Loan of $20.0 million (2003 — $20.0 million) bearing interest at prime plus 2.0 per cent, which is 6.0 per cent at March 31, 2004 (2003 — 6.75 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;

  Contingency Loan of $10.9 million (2003 — $10.9 million) bearing interest at prime plus 1.0 per cent, which is 5.0 per cent at March 31, 2004 (2003 — 5.75 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;

  Guarantee Advance of $8.0 million (2003 — $8.0 million) bearing interest at prime plus 1.0 per cent, which is 5.0 per cent at March 31, 2004 (2003 — 5.75 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;

  Cash Flow Loan of $10.5 million (2003 — $10.5 million) bearing interest at prime plus 1.0 per cent, which is 5.0 per cent at March 31, 2004 (2003 — 5.75 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance; and

  Guarantee Loan of $10.0 million (2003 — $10.0 million) bearing interest at prime plus 1.0 per cent, which is 5.0 per cent at March 31, 2004 (2003 – 5.75 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

The Government records, as a separate loan (Interest Loan), the accrued interest receivable from the Participating Debenture. Interest on the Interest Loan, at 11.15 per cent, is calculated on October 31 of each year and is added to the principal balance outstanding on the loan. Interest income earned and forming part of the Interest Loan is recorded as deferred interest income due to the uncertainty of collection. The deferred interest income will be recorded as income when payments are received. The total deferred interest is $446.3 million (2003 — $383.0 million).

66	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 (continued) — Other Investments

Any payments to be made on the Participating Debenture, Contingency Loan, Guarantee Advance, Cash Flow Loan, Guarantee Loan and the Interest Loan are subject to available cash flows as defined in the loan agreements. Payments towards principal outstanding on the Term Loan are due in two equal instalments after MLPLP has fully repaid an external bank loan. The Participating Debenture, Term Loan, Contingency Loan and Interest Loan mature in 2014. The remaining balance outstanding on the Participating Debenture and Interest Loan on October 31, 2014 shall bear interest at a rate equal to the Government’s short-term cost of borrowing, which at March 31, 2004 is 2.11 per cent (2003 — 3.24 per cent), until paid in full.

Due to the uncertainty of cash flows from MLPLP, the Government’s Participating Debenture is shown net of a loss provision of $60.0 million (2003 — $60.0 million).

Summary Financial Statements	67

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 5 — Accounts Payable and Accrued Liabilities

	(thousands of dollars)
	2004	2003
Transfers
Federal government	$131,550	$94,032
Other	178,007	223,417
Accrued salaries and benefits	301,968	289,979
Supplier payments	205,093	213,318
Accrued interest	172,676	166,715
Other	362,627	284,001
Total Accounts Payable and Accrued Liabilities	$1,351,921	$1,271,462

Schedule 6 — Other Liabilities

	(thousands of dollars)
	2004	2003 (Restated)
Funds held on behalf of government business enterprises and others
Liquor and Gaming Authority	$39,181	$17,932
Court of Queen's Bench	10,559	10,486
Other	30,560	33,389
Capital lease obligations (note 13)	59,747	61,637
Other	40,936	30,980
Total Other Liabilities	$180,983	$154,424

Schedule 7 — Unearned Revenue

	(thousands of dollars)
	2004	2003 (Restated)
Housing contributions	$109,296	$87,108
Motor vehicle licencing fees	28,525	29,998
Health contributions	27,375	35,590
Crown mineral leases	17,109	16,305
Other	34,661	46,076
Total Unearned Revenue	$216,966	$215,077

68	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 8 — Public Debt

			(thousands of dollars)
	2004			2003
	Gross Public Debt	Sinking Funds[3]	Public Debt	Public Debt
Government Service Organizations
General Revenue Fund[1]	$8,768,059	$(736,422)	$8,031,637	$7,821,426
Saskatchewan Opportunities Corporation	156,968	(4,988)	151,980	141,974
Regional Health Authorities	124,110	--	124,110	118,151
Saskatchewan Housing Corporation	98,598	(3,055)	95,543	114,007
Saskatchewan Crop Insurance Corporation	177,000	--	177,000	113,000
Information Services Corporation of Saskatchewan	60,880	--	60,880	64,606
Saskatchewan Water Corporation	57,579	(4,347)	53,232	49,495
Education Infrastructure Financing Corporation	--	--	--	38,224
Agricultural Credit Corporation of Saskatchewan	9,100	--	9,100	23,617
Investment Saskatchewan Inc.	20,919	(5,675)	15,244	15,476
Other	6,418	(1,409)	5,009	5,597
Debt of Government Service Organizations	9,479,631	(755,896)	8,723,735	8,505,573
Government Business Enterprises
Saskatchewan Power Corporation	1,943,082	(119,755)	1,823,327	1,864,355
SaskEnergy Incorporated	799,003	(26,121)	772,882	791,796
Saskatchewan Telecommunications Holding Corporation	434,249	(34,389)	399,860	428,428
Saskatchewan Gaming Corporation	31,118	--	31,118	33,398
Municipal Financing Corporation of Saskatchewan	14,391	--	14,391	15,075
	3,221,843	(180,265)	3,041,578	3,133,052
Net change to March 31	186,399	(11,375)	175,024	71,991
Debt of Government Business Enterprises[2]	3,408,242	(191,640)	3,216,602	3,205,043
Total Public Debt[4]	$12,887,873	$(947,536)	$11,940,337	$11,710,616

Debt repayable in foreign currency has been restated in Canadian dollar equivalents.

¹	General Revenue Fund debt is shown net of $3,060.8 million (2003 — $3,077.9 million) reimbursable from government business enterprises and $551.5 million (2003 — $548.9 million) reimbursable from government service organizations.
²	The debt of government business enterprises is as presented in their audited financial statements closest to March 31, 2004, as disclosed on schedule 3. The balance is adjusted for the net change to March 31, 2004.
³	See schedule 9 for information on sinking funds.
[4]	See schedule 10 for information on public debt by maturity.

Summary Financial Statements	69

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 9 — Sinking Funds

					(thousands of dollars)
	2003	2004
	Sinking Funds	Contributions	Earnings	Redemptions	Currency Adjustment	Sinking Funds
Government Service Organizations
General Revenue Fund	$690,949	$58,816	$46,868	$(30,234)	$(29,977)	$736,422
Investment Saskatchewan Inc.[1]	5,443	--	232	--	--	5,675
Saskatchewan Water Corporation	3,771	302	274	--	--	4,347
Saskatchewan Opportunities Corporation	3,826	850	312	--	--	4,988
Saskatchewan Housing Corporation	2,286	585	184	--	--	3,055
Saskatchewan Property Management Corporation	679	674	56	--	--	1,409
Sinking Funds of Government Service Organizations	706,954	61,227	47,926	(30,234)	(29,977)	755,896
Government Business Enterprises
Saskatchewan Power Corporation	120,976	14,925	8,340	(10,245)	(14,240)	119,756
Saskatchewan Telecommunications Holding
Corporation	34,452	2,952	2,547	--	(5,563)	34,388
SaskEnergy Incorporated	20,408	4,540	1,173	--	--	26,121
	175,836	22,417	12,060	(10,245)	(19,803)	180,265
Net Change to March 31	3,379	(220)	(265)	(284)	8,765	11,375
Sinking Funds of Government Business Enterprises	179,215	22,197	11,795	(10,529)	(11,038)	191,640
Total Sinking Funds	$886,169	$83,424	$59,721	$(40,763)	$(41,015)	$947,536
¹	Sinking fund transferred from Crown Investments Corporation of Saskatchewan (non-consolidated), effective October 1, 2003.

The market value of sinking funds, at March 31, 2004, is $1,010.8 million (2003 — $934.9 million).
Sinking fund earnings include gains on investment sales of $12.5 million (2003 — $22.3 million).
Annual contributions, when established by Order in Council, are set at not less than 1 per cent of debentures outstanding. The redemption value is based on the market value of the sinking   fund units at the date of redemption.

The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

				(thousands of dollars)
	Government Service Organizations		Government Business Enterprises
	Canadian Dollar Debt	U.S. Dollar Debt (CDN $)	Canadian Dollar Debt	U.S. Dollar Debt (CDN $)	Total (CDN $)
2004-05	$55,926	$8,440	$15,640	$8,767	$88,773
2005-06	47,434	8,440	15,495	8,767	80,136
2006-07	45,184	8,440	14,745	8,767	77,136
2007-08	43,184	8,440	14,745	8,767	75,136
2008-09	43,184	8,440	14,446	6,224	72,294
	$234,912	$42,200	$75,071	$41,292	$393,475

Sinking fund assets have been invested as follows:	(thousands of dollars)
	2004	2003
Long-term Investments
Other provincial governments' securities; coupon interest range 4.8% to 9.5%; maturing in 5.7 to 35.3 years	$397,949	$344,190
Government of Saskatchewan securities; coupon interest range 4.9% to 10.3%; maturing in 4.0 to 29.4 years	323,003	280,970
Government of the United States securities; coupon interest range 5.4% to 9.3%; maturing in 12.1 to 26.9 years	54,996	44,664
Government of Canada securities; coupon interest range 5.1% to 8.0%; maturing in 3.5 to 25.2 years	36,643	110,008
Cash, short-term investments and accrued interest	134,945	106,337
Total Sinking Funds	$947,536	$886,169

Short-term investments include $16.0 million (2003 — $16.0 million) in Government of Saskatchewan securities.

Cash, short-term investments and accrued interest are disclosed net of $1.6 million (2003 — $1.8 million) in liabilities.

Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $359.8 million Canadian (2003 — $371.0 million) at the exchange rate in effect at March 31, 2004 of 1.3105 (2003 — 1.4693).

70	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 10 — Public Debt by Maturity

					(thousands of dollars)
	2004				2003
Year of Maturity	Canadian Dollar Debt	U.S. Dollar Debt (CDN $)	Total (CDN $)	Average Coupon Rate	Total (CDN$)	Average Coupon Rate
Government Service Organizations
Short-term promissory notes	$187,500	$--	$187,500	2.07%	$315,793	2.87%
2003-04	--	--	--	--	398,541	7.15%
2004-05	1,162,850	--	1,162,850	8.37%	1,116,547	8.52%
2005-06	762,062	--	762,062	6.21%	764,384	6.21%
2006-07	1,126,791	--	1,126,791	5.85%	1,127,744	5.85%
2007-08	464,682	--	464,682	5.06%	466,003	5.06%
2008-09	620,131	--	620,131	4.85%	--
1-5 years	4,324,016	--	4,324,016		4,189,012
6-10 years	2,856,410	331,109	3,187,519	7.08%	2,836,898	7.24%
11-15 years	619,609	--	619,609	10.04%	964,797	9.06%
16-20 years	184,287	524,200	708,487	8.34%	731,820	8.55%
21-25 years	250,000	--	250,000	5.75%	--
26-30 years	340,000	--	340,000	6.13%	440,000	6.03%
Thereafter	50,000	--	50,000	5.70%	50,000	5.70%
	8,624,322	855,309	9,479,631		9,212,527
Sinking funds	(494,495)	(261,401)	(755,896)		(706,954)
Debt of Government Service
Organizations	8,129,827	593,908	8,723,735		8,505,573
Government Business Enterprises
Short-term promissory notes	47,500	--	47,500	2.07%	81,707	2.87%
2003-04	--	--	--	--	168,175	9.39%
2004-05	209,218	--	209,218	11.41%	209,819	11.40%
2005-06	252,784	--	252,784	8.67%	252,836	8.67%
2006-07	129,513	--	129,513	9.50%	129,570	9.52%
2007-08	371,715	64,215	435,930	7.79%	448,648	7.76%
2008-09	121,930	--	121,930	8.97%	--
1-5 years	1,132,660	64,215	1,196,875		1,290,755
6-10 years	368,887	32,763	401,650	6.77%	410,686	7.37%
11-15 years	30,903	--	30,903	6.18%	139,571	7.37%
16-20 years	401,069	425,912	826,981	8.93%	887,754	8.99%
21-25 years	418,067	(131,050)	287,017	7.82%	190,676	8.66%
26-30 years	660,000	--	660,000	6.13%	460,000	6.26%
Thereafter	4,816	--	4,816	13.50%	4,816	13.50%
	3,016,402	391,840	3,408,242		3,384,258
Sinking funds	(93,237)	(98,403)	(191,640)		(179,215)
Debt of Government Business
Enterprises	2,923,165	293,437	3,216,602		3,205,043
Total Public Debt	$11,052,992	$887,345	$11,940,337		$11,710,616

See page 71 for additional information.

Summary Financial Statements	71

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 10 (continued) — Public Debt by Maturity

The average effective interest rate on total public debt during 2003-04 was 6.20 per cent (2002-03 — 7.23 per cent) and includes the impact of foreign exchange and the amortization of any premiums or discounts associated with the debentures. The average term to maturity of total public debt outstanding at March 31, 2004 is 9.0 years (2003 — 8.4 years).

Total public debt includes Canada Pension Plan debentures of $1,081.6 million (2003 — $1,150.7 million). These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.

Total public debt includes debentures of $440.0 million (2003 — $390.0 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity reflects the earliest possible date of maturity rather than the maximum term to maturity.

Sensitivity of Debt and Debt Charges

U.S. dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2004 of 1.3105 (2003 — 1.4693), except for 194.0 million U.S. dollars converted at the cross currency swaption rate of 1.3690. A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2004 level would change debt charges by $1.2 million in 2004-05 and debt by $8.2 million.

Debt of government service organizations includes floating rate debt of $2,058.5 million (2003 — $1,445.1 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would increase debt charges by $20.6 million in 2004-05.

Derivative Financial Instruments

Cross Currency Swaps

The following foreign-denominated items have been hedged to Canadian dollars using cross currency swaps:

  debentures totalling 10.0 billion yen (2003 — 12.5 billion) fully hedged to $130.8 million Canadian (2003 — $161.8 million);
  debentures totalling 1,151.0 million U.S. dollars (2003 - 862.0 million) fully hedged to $1,588.7 million Canadian (2003 - $1,192.4 million); and
  interest payments on debentures of 50.0 million U.S. dollars (2003 — 0) hedged to Canadian dollars at an exchange rate of 1.3010.

In total, the Government has cross currency swaps on a notional value of debt of $1,915.4 million (2003 — $1,516.1 million). The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Cross Currency Swaptions

U.S. dollar debt includes 194.0 million U.S. dollars (2003 — 0) that may be converted to $265.6 Canadian (2003 — $0) at the option of third parties. These options expire on July 15, 2004 and August 1, 2004.

Interest Rate Swaps and Forward Rate Agreements

The Government has interest rate swaps on a notional value of debt of $851.3 million (2003 — $843.1 million) and forward rate agreements on a notional value of debt of $125.0 million (2003 — $125.0 million).

Foreign Currency Forward Exchange Contracts

The Government has forward purchase commitments to acquire 4.7 million U.S. dollars (2003 — 43.9 million) at a cost of $6.2 million Canadian (2003 — $66.6 million).

72	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 11 — Guaranteed Debt

	(thousands of dollars)
	2004	2003
The Crown Corporations Act, 1993
Meadow Lake Pulp Limited Partnership	$60,000	$70,000
NewGrade Energy Inc.	32,217	45,100
Meadow Lake OSB Limited Partnership	21,181	4,875
The Newgrade Energy Inc. Act
NewGrade Energy Inc.	42,175	59,045
The Industry and Commerce Development Act
Saskferco Products Inc.	36,088	66,440
The Agricultural Credit Corporation of Saskatchewan Act
BSE Livestock Loan Guarantee Program	30,005	--
The Farm Financial Stability Act
Breeder associations	17,901	16,831
Feeder associations	11,219	10,431
The Power Corporation Act
Luscar Ltd.	--	21,785
Other	22,193	25,404
Total Guaranteed Debt	$272,979	$319,911

Total guaranteed debt is net of a loss provision of $8.6 million (2003 — $3.6 million).
In addition to the amount shown, there is a contingent liability for interest accrued on these items.

See page 73 for additional information.

Summary Financial Statements	73

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 11 (continued) — Guaranteed Debt

Meadow Lake Pulp Limited Partnership (MLPLP)

The Government has guaranteed certain debentures issued by MLPLP to a maximum of $62 million. The debentures are due in 2006.

NewGrade Energy Inc. (NewGrade)

The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

The Government has also indemnified the Government of Canada for its guarantee of NewGrade’s long-term debt, to a maximum of $275 million.

Meadow Lake OSB Limited Partnership (ML OSB)

The Government has guaranteed certain loans of ML OSB to a maximum of $27.5 million. The loans are due in 2006.

Saskferco Products Inc. (Saskferco)

The Government has guaranteed certain medium-term notes issued by Saskferco. This guarantee pertains to debt denominated in U.S. dollars. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar. The amount recorded is net of $105.4 million (2003 — $123.1 million) for Saskferco’s equity in a sinking fund.

BSE Livestock Loan Guarantee Program

The Government has guaranteed certain loans of livestock producers affected by export market restrictions on cattle. The loans are due in 2008.

Breeder and Feeder Associations

The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle association are limited to $6 million under both the breeder and feeder options. Guarantees for each bison association are limited to $5 million under the feeder option. Guarantees for each sheep association are limited to $4 million under both the breeder and feeder options.

Luscar Ltd.

The Government guaranteed a $45 million promissory note issued by Luscar Ltd. For 2003, the amount recorded is net of equity in a sinking fund administered by the Minister of Finance. Luscar Ltd. repaid its promissory note in May 2003, extinguishing the guarantee.

74	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 12 —Revenue

	(thousands of dollars)
	2004	2003
Taxation
Individual income	$1,245,763	$1,429,757
Sales	854,480	813,932
Corporation capital	371,479	379,093
Fuel	356,773	331,512
Corporation income	310,573	178,267
Tobacco	176,747	158,472
Other	83,019	78,208
Total Taxation	3,398,834	3,369,241
Non-renewable Resources
Oil	774,488	862,318
Potash	120,179	175,061
Natural gas	210,455	152,728
Other	35,840	53,542
Total Non-renewable Resources	1,140,962	1,243,649
Other Own-source Revenue
Fees
Motor vehicle licencing	119,412	116,964
Health care	122,281	120,354
Subsidized housing rental	77,844	76,098
Other	231,249	203,257
Investment income
Interest and dividends	103,168	92,980
Earnings from equity investments	14,557	16,384
(Loss) gain on sale of other investments	(631)	3,418
Insurance	142,603	102,269
Other	247,244	264,613
Total Other Own-source Revenue	1,057,727	996,337
Total Own-source Revenue	5,597,523	5,609,227
Transfers from the Federal Government
Canada Health and Social Transfer	750,558	668,211
Crop insurance contributions	126,017	536,619
Housing subsidy	50,602	46,535
Equalization	41,284	(9,215)
Other	300,514	171,704
Total Transfers from the Federal Government	1,268,975	1,413,854
Total Revenue	$6,866,498	$7,023,081

Summary Financial Statements	75

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 13 — Gains and Losses on Other Investments

	(thousands of dollars)
	2004	2003
Earnings (Losses) from Equity Investments
NewGrade Energy Inc.[1]	7,155	16,792
Saskferco Products Inc.	6,197	6,751
Meadow Lake OSB Limited Partnership	2,968	--
Meadow Lake Pulp Limited Partnership	870	(2,325)
Centennial Foods Partnership	365	(1,365)
Hypor B.V	(51)	--
Foragen Technologies Limited Partnership	(588)	(654)
Hypor LP	(2,295)	--
Other	(64)	(2,815)
Net Earnings from Equity Investments	14,557	16,384
(Loss) Gain on Sale of Other Investments	(631)	3,418
Provision for Loss	(3,352)	(9,077)
Net Gain on Other Investments	$10,574	$10,725

¹ Net of purchase premium amortization of $15 million.

Schedule 14 — Net Change in Non-cash Operating Activities

	(thousands of dollars)
	2004	2003
(Increase) decrease in prepaid expenditures	$(120)	$5,663
Increase in accounts receivable	(4,351)	(137,494)
Decrease in inventories held for resale	1,100	3,261
Decrease (increase) in deferred charges	652	(3,626)
Increase in accounts payable and accrued liabilities	80,459	233,727
Increase (decrease) in unearned revenue	1,889	(10,073)
Net Change in Non-cash Operating Activities	$79,629	$91,458

76	Public Accounts, 2003-04

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 15 — Reporting Entity

Government Service Organizations (Consolidated)

Agricultural Credit Corporation of Saskatchewan
Agricultural Implements Board
Agri-Food Innovation Fund
Board of Governors, Uranium City Hospital
Cattle Marketing Deductions Fund
Commercial Revolving Fund
Community Initiatives Fund
Correctional Facilities Industries Revolving Fund
Crop Reinsurance Fund of Saskatchewan
Crown Investments Corporation of Saskatchewan
  (non-consolidated) 3c
Education Infrastructure Financing Corporation
Extended Health Care Plan 3c
Extended Health Care Plan for Certain Other Employees 3c
Fiscal Stabilization Fund
Fish and Wildlife Development Fund
Forest Fire Contingency Fund
General Revenue Fund
Government House Foundation
Health Quality Council
Highways Revolving Fund
Horned Cattle Fund
Individual Cattle Feeder Loan Guarantee Provincial Assurance Fund
Information Services Corporation of Saskatchewan 3c
Investment Saskatchewan Inc. 2, 3c
Law Reform Commission of Saskatchewan
Learning Resources Distribution Centre Revolving Fund
Livestock Services Revolving Fund
Milk Control Board 3c
Northern Revenue Sharing Trust Account 3c
Oil and Gas Environmental Fund
Operator Certification Board
Pastures Revolving Fund
Prairie Agricultural Machinery Institute
Public Employees Benefits Agency Revolving Fund
Public Employees Dental Fund 3c
Public Employees Disability Income Fund 3c
Public Employees Group Life Insurance Fund 3c
Queen's Printer Revolving Fund
Regional Colleges 3a
Regional Health Authorities
Resource Protection and Development Revolving Fund
Saskatchewan Agricultural Stabilization Fund
Saskatchewan Apprenticeship and Trade Certification Commission 3a	Saskatchewan Archives Board
Saskatchewan Arts Board
Saskatchewan Cancer Foundation
Saskatchewan Centre of the Arts Fund
Saskatchewan Communications Network Corporation
Saskatchewan Correspondence School Revolving Fund
Saskatchewan Crop Insurance Corporation
Saskatchewan Development Fund Corporation 3c
Saskatchewan Grain Car Corporation 3b
Saskatchewan Health Information Network
Saskatchewan Health Research Foundation
Saskatchewan Heritage Foundation
Saskatchewan Housing Corporation 3c
Saskatchewan Institute of Applied Science and Technology 3a
Saskatchewan Legal Aid Commission
Saskatchewan Lotteries Trust Fund For Sport, Culture and
  Recreation
Saskatchewan Opportunities Corporation 3c
Saskatchewan Property Management Corporation
Saskatchewan Research Council
Saskatchewan Student Aid Fund
Saskatchewan Transportation Company 3c
Saskatchewan Water Corporation 3c
Saskatchewan Watershed Authority
Saskatchewan Western Development Museum
Sask911 Account
St. Louis Alcoholism Rehabilitation Centre
Training Completions Fund
Transportation Partnerships Fund
Victims' Fund
Water Appeal Board

Government Business Enterprises (Modified Equity)

Liquor and Gaming Authority
Municipal Financing Corporation of Saskatchewan
Saskatchewan Auto Fund
Saskatchewan Gaming Corporation
Saskatchewan Government Growth Fund Management
  Corporation
Saskatchewan Government Insurance
Saskatchewan Power Corporation
Saskatchewan Telecommunications Holding Corporation
SaskEnergy Incorporated
Workers' Compensation Board (Saskatchewan)

[1]	Organization established during 2003-04.
[2]	Name changed from CIC Industrial Interests Inc. during 2003-04.
[3]	The year-ends of certain government service organizations differ from March 31, 2004: a June 2003; b July 2003; and c December 2003.

General Revenue Fund – Details of Debentures
(unaudited)

78	Public Accounts, 2003-04

General Revenue Fund
Public Issue Debentures

As at March 31, 2004

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2003-04
May 10/94	May 10/04	8.82	Semiannual	Can.	GRF	67,116,600	67,116,600	--	--
(The original 4.48% 5,000,000,000 Japanese Yen loan has been swapped into Canadian dollars at an interest rate of 8.82%; Non-callable; Payable in Tokyo)
June 22/99	June 17/04	5.50-5.75	Semiannual	Can.	SOCO	25,000,000	25,000,000	--	--
(Canadian medium term note; If not redeemed by the holder on
June 17, 2004, this note matures on June 17, 2019; This note pays interest of 5.50% to June 17, 2004 and 5.75% thereafter; This book-based note is held in the Canadian Depository for Securities)

July 15/99	July 15/04	5.00	Annual	Can.	GRF	138,642,700	138,642,700	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2000; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

July 26/94	July 15/04	7.408	Semiannual	Can.	GRF	553,094,588	553,094,588	72,694,526	5,345,200
(The original 8% $400,000,000 U.S. debentures have been swapped into Canadian dollars at an interest rate of 7.405%; Payable in New York)
Aug. 16/94	Aug. 16/04	9.50	Semiannual	Can.	GRF	300,000,000	300,000,000	37,961,957	3,000,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
Dec. 30/86	Dec. 30/04	9.625	Semiannual	Can.	SaskPower SaskEnergy	89,300,000 10,700,000	100,000,000	--	--
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
Feb. 17/00	Jan. 25/05	6.10-6.25	Semiannual	Can.	SOCO	25,000,000	25,000,000	1,114,863	250,000
(Canadian medium term note; If not redeemed by the holder on
January 25, 2005, this note matures on January 25, 2030; This note pays interest at 6.10% to January 25, 2005 and 6.25% thereafter; This book-based note is held in the Canadian Depository for Securities)

Jan. 16/02	April 1/05	4.205	Semiannual	Can.	GRF	50,000,000	50,000,000	--	--
(Canadian medium term note; The original floating rate debt pays interest at the three month bankers' acceptance rate plus 0.09%. This has been swapped into a fixed rate obligation paying 4.205%; This book based note is held in the Canadian Depository for Securities)

July 15/00	July 15/05	5.75	Annual	Can.	GRF	481,133,900	481,133,900	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2001; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Dec. 19/95	Dec. 19/05	7.50	Semiannual	Can.	GRF Sask Water SaskEnergy	218,200,000 6,800,000 75,000,000	300,000,000	31,857,116	3,084,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Details of Debentures	79

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2003-04
March 24/99	March 5/06	5.00-5.60	Semiannual	Can.	SaskTel SaskEnergy	35,000,000 25,000,000	60,000,000	--	--
(Canadian medium term note; If not redeemed by the holder on
March 5, 2006, this note matures on March 5, 2029; This note pays interest at 5.00% to March 5, 2006 and 5.60% thereafter; This book-
based note is held in the Canadian Depository for Securities)

Oct. 27/00	June 1/06	6.00	Semiannual	Can.	GRF SOCO	240,000,000 10,000,000	250,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
July 15/01	July 15/06	4.25	Annual	Can.	GRF	46,860,800	46,860,800	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2002; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Aug. 23/96	Aug. 23/06	7.846	Semiannual	Can.	GRF	63,684,000	63,684,000	--	--
(The original 3.451% 5,000,000,000 Japanese Yen loan has been swapped into Canadian dollars at an interest rate of 7.846%; Non-callable; Payable in Tokyo)
Nov. 1/01	Dec. 1/06	4.75	Semiannual	Can.	GRF SOCO ISC	260,000,000 10,000,000 30,000,000	300,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Jan. 25/00	Jan. 25/07	6.35	Semiannual	Can.	GRF	30,000,000	30,000,000	1,337,835	300,000
(Canadian medium term note; Extendible at the option of the holder to January 25, 2030; This book-based note is held in the Canadian Depository for Securities)
Jan. 25/00	Jan. 25/07	5.49-6.35	Semiannual	Can.	GRF	170,000,000	170,000,000	6,972,560	1,700,000
(Canadian medium term note; Extendible at the option of the holder to
January 25, 2030; This note pays interest at 6.20% to January 25, 2007, and 6.35% thereafter; $120,000,000 of this note has been swapped into an obligation paying 5.49% to January 25, 2007, and 6.35% thereafter;
This book-based note is held in the Canadian Depository for Securities)

March 9/00	March 9/07	6.25	Semiannual	Can.	GRF	250,000,000	250,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
May 15/97	May 15/07	6.65	Semiannual	Can.	SaskEnergy	30,000,000	30,000,000	2,237,190	300,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
July 15/02	July 15/07	3.25	Annual	Can.	GRF	51,052,100	51,052,100	--	--
(Savings Bond; Redeemable annually at the option of the holder or anytime on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2003; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

80	Public Accounts, 2003-04

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2003-04
Jan. 31/02	Sept. 6/07	5.00	Semiannual	Can.	GRF	400,000,000	400,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
March 2/83	March 1/08	9.00	Annual	Can.	SaskEnergy	50,000,000	50,000,000	--	--
(Non-callable; Payable in London and Toronto)
March 15/93	March 15/08	7.125	Semiannual	U.S,	SaskPower	194,000,000	194,000,000*	33,593,441*	2,597,854**
(Non-callable; Payable in New York)
Nov. 28/97	May 28/08	5.50	Semiannual	Can.	SOCO	20,000,000	20,000,000	1,491,460	200,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
Feb. 26/98	June 2/08	5.50	Semiannual	Can.	GRF SOCO SaskEnergy Sask Housing	328,500,000 40,000,000 25,000,000 6,500,000	400,000,000	23,818,026	4,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
July 15/03	July 15/08	3.00	Annual	Can.	GRF	134,182,100	134,182,100	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2004; Payable at any
Saskatchewan branch of a chartered bank, trust company and the Credit
Union Central of Saskatchewan)

Sept. 24/03	Sept. 5/08	3.90-5.75	Semiannual	Can.	Sask Crop	50,000,000	50,000,000	--	--
(Canadian medium term note; Extendible at the option of the holder to
September 5, 2033; This note pays interest at 3.90% to September 5,
2008, and 5.75% thereafter; This book-based note is held in the
Canadian Depository for Securities)

Feb. 13/02	Feb. 13/09	5.05-6.30	Semiannual	Can.	Sask Housing SPMC	24,500,000 5,500,000	30,000,000	1,409,309	673,750
(Canadian medium term note; Extendible at the option of the holder to
February 13, 2032; This note pays interest at 5.05% to February 13, 2009, and 6.30% thereafter; This book-based note is held in the Canadian
Depository for Securities)

Sept. 24/02	Sept. 24/09	4.75	Annual	Can.	GRF Sask Crop Sask Water	195,500,000 50,000,000 4,500,000	250,000,000	--	--
(Euro medium term note; Non-callable; Payable in London)
Nov. 12/99	Nov. 12/09	6.50	Semiannual	Can.	GRF	250,000,000	250,000,000	11,259,156	2,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Jan. 18/90	Jan. 18/10	10.00	Semiannual	Can.	GRF	300,000,000	300,000,000	74,710,170	3,000,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

Details of Debentures	81

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2003-04
Sept. 1/00	Sept. 1/10	6.15	Semiannual	Can.	GRF SaskTel SaskEnergy	380,000,000 90,000,000 80,000,000	550,000,000	18,217,411	5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
March 1/01	March 1/11	6.80	Semiannual	Can.	GRF	50,000,000	50,000,000	1,606,849	500,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
June 10/03	Sept. 5/11	4.75-5.80	Semiannual	Can.	GRF	50,000,000	50,000,000	--	--
(Canadian medium term note; Extendible at the option of the holder to
September 5, 2033; This note pays interest at 4.75% to September 5,
2011, and 5.80% thereafter; This book-based note is held in the
Canadian Depository for Securities)

Sept. 20/02	Dec. 3/12	5.25	Semiannual	Can.	GRF SaskEnergy	300,000,000 50,000,000	350,000,000	3,616,060	3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Feb. 2/93	Feb. 1/13	7.402 8.00	Semiannual	Can. U.S.	GRF GRF	362,478,760 149,000,000*	511,478,760	26,410,233 49,461,602*	5,353,600
($251,000,000 U.S. of the original 8% $400,000,000 U.S. debentures have been swapped into Canadian dollars at an interest rate of 7.402%; Non-callable; Payable in New York)
June 17/03	June 17/13	4.75	Annual	Can.	GRF MFC	195,000,000 5,000,000	200,000,000	--	--
(Euro medium term note; Non-callable; Payable in London)
July 20/93	July 15/13	7.677 7.375 7.375	Semiannual	Can. U.S. U.S.	GRF GRF SaskPower	173,469,500 95,000,000* 75,000,000*	343,469,500*	46,951,069*	4,368,349**
($130,000,000 U.S. of the GRF's $225,000,000 U.S. share of the 7.375%
debenture issue has been swapped into Canadian dollars at an interest rate of 7.677%. Of the remaining $95,000,000 U.S., interest payments on
$50,000,000 U.S. have been swapped into Canadian dollars at an interest rate of 7.912%; Non-callable; Payable in New York)

Sept. 30/03	Dec. 3/13	4.90	Semiannual	Can.	GRF	200,000,000	200,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
March 14/91	April 10/14	10.25	Semiannual	Can.	GRF	583,916,000	583,916,000	118,913,362	5,839,160
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
Dec. 1/65	Dec. 1/15	5.125	Semiannual	Can.	GRF U. of S.	1,060,321 296,694	1,357,015	--	--
(Payable in blended semi-annual payments of principal and interest totalling $76,399.60; Payable in whole or in part any time prior to December 1, 2015, without penalty; Payable in Ottawa)

82	Public Accounts, 2003-04

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2003-04
Sept. 17/96	Sept. 17/16	7.93	Semiannual	Can.	Sask Water	15,801,000	15,801,000	--	--
(Canadian medium term serial note; Payable in annual instalments; Non-callable; Payable in Regina)
Dec. 20/90	Dec. 15/20	9.375	Semiannual	U.S.	GRF SaskPower Sask Tel	100,000,000 100,000,000 100,000,000	300,000,000*	47,412,200*	4,004,600**
(Non-callable; Payable in New York)
Feb. 26/91	Feb. 15/21	9.125	Semiannual	U.S.	GRF	200,000,000	200,000,000*	43,504,227*	2,601,135**
(Non-callable; Payable in New York)
Feb. 4/92	Feb. 4/22	9.60	Semiannual	Can.	SaskPower Sask Water	240,000,000 15,000,000	255,000,000	45,518,517	2,550,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
July 21/92	July 15/22	8.50	Semiannual	U.S.	GRF SaskPower	100,000,000 200,000,000	300,000,000*	53,631,942*	4,200,321**
(Non-callable; Payable in New York)
May 30/95	May 30/25	8.75	Semiannual	Can.	SaskPower SaskEnergy	100,000,000 75,000,000	175,000,000	19,117,985	1,750,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
Dec. 4/98	March 5/29	5.75	Semiannual	Can.	GRF SaskTel SaskEnergy	250,000,000 75,000,000 25,000,000	350,000,000	16,724,180	3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Dec. 10/01	Sept. 5/31	6.40	Semiannual	Can.	GRF SaskPower SaskEnergy	190,000,000 300,000,000 60,000,000	550,000,000	10,708,392	5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
May 12/03	Sept. 5/33	5.80	Semiannual	Can.	GRF SaskPower	150,000,000 300,000,000	450,000,000	--	--
$250,000,000 of debentures were issued on May 12, 2003; This issue was reopened on January 14, 2004 and an additional $200,000,000 of debentures were sold; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Sept. 16/02	Sept. 5/42	5.70	Semiannual	Can.	GRF	50,000,000	50,000,000	523,437	500,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
* Adjustment to reflect conversion of debentures and related sinking funds quoted in foreign currencies to Canadian dollars using the exchange rate in effect at March 31, 2004 (U.S.$1.3105)							419,032,740	85,249,166	--
Total							$11,274,821,803	$888,024,241	$76,617,969
**	Sinking fund contributions to U.S. dollar sinking funds are made in U.S. dollars. Contributions for general government purposes are shown at the cost in Canadian dollars to purchase U.S. dollars equal to the contribution amount. Contributions for Crown corporation purposes are converted to Canadian dollars at the U.S./Canadian exchange rate at the date the contribution was made.

Details of Debentures	83

General Revenue Fund
Debentures Issued to the Minister of Finance of Canada

As at March 31, 2004

Date of Issue	Date of Maturity		Interest Rate %	Amount Outstanding
Canada Pension Plan Investment Fund*
April 1984 - March 1985	April 2004 - March 2005		13.37	104,274,000
April 1985 - March 1986	April 2005 - March 2006		11.48	112,507,000
April 1986 - March 1987	April 2006 - March 2007		9.61	133,709,000
April 1987 - March 1988	April 2007 - March 2008		9.61	88,333,000
April 1988 - March 1989	April 2008 - March 2009		10.08	93,932,000
April 1989 - March 1990	April 2009 - March 2010	**	9.90	101,867,000
April 1990 - March 1991	April 2010 - March 2011	**	10.85	90,318,000
April 1991 - March 1992	April 2011 - March 2012	**	9.92	90,664,000
April 1992 - March 1993	April 2012 - March 2013	**	9.37	62,705,000
April 1999 - March 2000	April 2019 - March 2020	**	6.34	46,335,000
April 2000 - March 2001	April 2020 - March 2021	**	6.54	75,553,000
April 2002 - March 2003	April 2022 - March 2023	**	5.89	41,182,000
April 2003 - March 2004	April 2023 - March 2024	**	5.48	40,189,000
				1,081,568,000
The Municipal Development Loan Fund
1965 - 1967	2005 - 2007		5.38	9,785

Total				$1,081,577,785
The average effective interest rate on debentures issued to the Minister of Finance of Canada is 9.70%.
*	Canada Pension Debentures have a 20 year maturity. These debentures are callable in whole or in part before maturity, on 30 days prior notice at the option of the Minister of Finance of Saskatchewan.
**	Subject in part to annual sinking funds; equity in sinking funds at March 31, 2004, $59,510,924.

This page left blank intentionally.

Glossary of Terms

This page left blank intentionally.

Glossary of Terms	87

Glossary of Terms

Accrual Accounting

The method used to prepare the financial statements included in Volume 1 of the Public Accounts. Accrual accounting recognizes financial transactions at the time they occur, regardless of whether any cash is received or paid.

Accumulated Deficit

The amount by which expenditures have exceeded revenues from the beginning of incorporation (1905). It is the sum of all annual deficits and surpluses plus any adjustments that were charged directly to the accumulated deficit.

Budget

The amount presented in the Estimates and authorized by the Legislative Assembly.

Consolidation

The method used to account for government service organizations in the Summary financial statements in which the accounts are adjusted to the basis of accounting described in note 1c of the Summary financial statements and then combined. Inter-organization balances and transactions are eliminated.

Debt

Terms used when describing debt include:

Guaranteed debt is the debt of others that the Government has agreed to repay if others default.

Sinking funds are funds set aside for the repayment of debt.

Debt (as reported in the General Revenue Fund financial statements) is the debt issued for general government purposes and Crown corporations, net of sinking funds.

Total debt (as reported in the General Revenue Fund financial statements) is the debt issued for general government purposes and Crown corporations, net of sinking funds, plus guaranteed debt.

Public debt (as reported in the Summary financial statements) is the debt of government service organizations, net of sinking funds.

Total public debt (as reported in the Summary financial statements) is the debt of government service organizations and government business enterprises, net of sinking funds.

Debt Reduction Account

The account, established pursuant to The Balanced Budget Act, to account for the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

Fiscal Stabilization Fund (FSF)

The fund established to stabilize the fiscal position of the Government and to facilitate long-term planning. Stabilization occurs through transfers between the FSF and the General Revenue Fund.

General Revenue Fund

The fund into which all revenues are paid, unless otherwise provided for by Legislation, and from which all expenditures are appropriated by the Legislative Assembly.

Government Business Enterprises

Self-sufficient government organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the reporting entity as their principal activity. Government business enterprises are recorded in the Summary financial statements using the modified equity method.

Government Business Partnerships

Investments by the Government where there is a contractual arrangement between the Government and one or more partners outside the reporting entity and where the partners share, on an equitable basis, the risks and benefits of the partnership. These partnerships are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the reporting entity as their principal activity. Government business partnerships are accounted for in the Summary financial statements using the modified equity method.

88	Public Accounts, 2003-04

Government Service Organizations

Those organizations that are accountable to the Government and either owned or controlled by the Government, except those designated as government business enterprises. Government service organizations are consolidated in the Summary financial statements after adjustment to a basis consistent with the accounting policies described in note 1c of the Summary financial statements.

Modified Equity

The method by which government business enterprises and government business partnerships are accounted for in the Summary financial statements. The Government’s investment, which is originally recorded at cost, is adjusted annually to include the net earnings/losses and other net equity changes of the enterprise/partnership without adjustment to conform with the accounting policies described in note 1c of the Summary financial statements. Inter-organizational balances and transactions are disclosed but not eliminated.

Pension Liability

An actuarial estimate of discounted future payments to be made to retirees under government pension plans, net of plan assets.

Summary Financial Statements (SFS)

The statements prepared to account for the full nature and extent of the financial activities of the Government. The SFS reporting entity includes the financial activities of organizations which are accountable for the administration of their financial affairs and resources either to a Minister of the Government or directly to the Legislative Assembly and which are owned or controlled by the Government. Trusts administered by the Government are excluded from the reporting entity.